As filed with the Securities and Exchange Commission on December 16, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTELLIGENT HIGHWAY SOLUTIONS, INC.

(Exact name of registrant in its charter)

Nevada	1731	61-1728810
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8 Light Sky Court

Sacramento, CA 95828

Tel.: (916) 379-0324

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

N/A

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road, Second Floor

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400

Fax No.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

 Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share, issuable pursuant to certain equity purchase agreement	600,000,000	$0.0001	$60,000	$6.04	*
Total	600,000,000	$0.0001	$60,000	$6.04	*

(1)	We are registering 600,000,000 shares of our common stock that we will put to GHS Investments LLC (“GHS”) pursuant to that certain equity purchase agreement dated August 6, 2015 and subsequently amended on August 7, 2015 (collectively the “Equity Purchase Agreement”). In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the Equity Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing price of the common stock of the registrant as reported on the OTCQB on December 15, 2015.

*The Registrant previously submitted $8.71 on the original filing of this registration statement filed on September 18, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED December 16, 2015

INTELLIGENT HIGHWAY SOLUTIONS, INC.

600,000,000 Shares of Common stock

This prospectus relates to the resale of up to 600,000,000 shares of common stock of Intelligent Highway Solutions, Inc. (“we” or the “Company”), par value $0.00001 per share (the “Common Stock”), issuable to GHS Investments LLC (“GHS”) pursuant to the Equity Purchase Agreement. The Equity Purchase Agreement permits us to “put” up to $5,000,000 in shares of our Common Stock to GHS over a period of up to twenty-four (24) months commencing from the effectiveness of the registration statement, or until the termination of the Equity Purchase Agreement in accordance with the terms and provisions thereof (the “Open Period”). We will not receive any proceeds from the resale of these shares of Common Stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right offered by GHS.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company is paying all of the registration expenses incurred in connection with the registration of the shares except for underwriting discounts, selling commissions, brokerage fees and related expenses.

Our Common Stock is quoted on the OTCQB under the ticker symbol IHSI. On December 15, 2015, the closing price of our Common Stock was $0.0001 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: December 16, 2015

2

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock of Intelligent Highway Solutions, Inc. (referred to herein as the “Company,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and notes before making an investment decision.

Business Overview

On August 22, 2013, Intelligent Highway Solutions, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with SCS Lighting Solutions Inc. (“SCS”), whereby SCS appointed the Company as its exclusive distributer of SCS products in Sacramento, California and other locations, as determined by both parties in the future. The SCS products include standard lighting solutions, as well as custom lighting products for indoor and outdoor applications. The Distribution Agreement is no longer exclusive.

The Distribution Agreement’s term automatically renews for one (1) year increments, unless either party elects to terminate the Agreement by giving not less than sixty (60) days’ notice prior to the end of the current term.

On March 19, 2014, the Company announced it had received a significant purchase order from Honeywell International Inc. (“Honeywell”) for the installation of a temperature control system and associated sensors in a state owned office building in Alameda, California.

On July 1, 2014, the Company announced it had received a second purchase order from Honeywell. The purchase order is for additional work in office buildings owned by the State of California.

The relationship with Honeywell ties directly into Intelligent Highway Solutions’ continued expansion of using 428, sensor technology for the transportation industry and expanding on our Phase II marketing plan to broaden our revenue base to technologies outside the traditional Intelligent Transportation System market. Honeywell has the state of the art in smart sensor technology, by becoming a Honeywell vendor, coupled with our installation background, we will be able to offer Honeywell’s customers full turn-key services.

Equity Purchase Agreement with GHS

On August 6, 2015, we entered into the Equity Purchase Agreement with GHS, a Nevada limited liability company. Pursuant to the terms of the Equity Purchase Agreement, GHS committed to purchase up to $5,000,000 of our Common Stock during the Open Period. From time to time during the Open Period, we may deliver a drawdown notice to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the put notice (the “Put Notice”). The maximum investment amount per notice shall be twice the average of the trading volume in dollar for the Company’s Common Stock during the ten (10) trading days preceding the date of the Put Notice, but in no event lower than five thousand ($5,000) dollars or higher than one hundred thousand ($100,000) dollars without prior approval of GHS. The total purchase price to be paid, in connection to the Put Notice, by GHS shall be calculated at a thirty percent (30%) discount to the average of the two (2) lowest closing bid prices of the Company’s Common Stock during the five (5) consecutive trading days immediately after the applicable Put notice date, notwithstanding certain provisions pursuant to the Equity Purchase Agreement.

In connection with the Equity Purchase Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which we are obligated to file a registration statement with the SEC. We are obligated to use all commercially reasonable efforts to maintain an effective registration statement until termination of the Equity Purchase Agreement.

The Company shall issue to GHS three percent (3%) of the total Commitment Amount as common stock (the “Commitment Fee”). The Commitment Fee shall be issuable in common stock fifteen (15) days after the Registration Statement becomes effective. Our current number of authorized shares is sufficient to cover the amount of shares that could be issued pursuant to the commitment fee. The value of shares will be determined based on the Formula Price, which is the average of the daily volume weighted average prices of the Company’s Common Stock during the five (5) business days immediately preceding the day upon the due date of the issuance. Such shares will be registered in the Registration Statement filed with the SEC.

The 600,000,000 shares to be registered herein represent 23.55% of the total issued and outstanding shares, assuming that the selling stockholder will sell all of the shares offered for sale.

3

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Equity Purchase Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

GHS will periodically purchase our Common Stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to GHS to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $5,000,000 was determined based on numerous factors, including the following:

•	Current financial operating needs

•	Financing of workover projects

•	Acquisition of assets, business and/or operations

•	Acquisition of additional licensing

•	Other purposes that the Board in its good faith deem in the best interest of the Company

Where You Can Find Us

Our mailing address is 8 Light Sky Court, Sacramento, CA 95828, and our telephone number is (916) 379-0324.

THE OFFERING

Common stock outstanding before the offering	2,547,767,645 shares of Common Stock as of December 15, 2015.

Common stock offered by selling stockholder	600,000,000 shares of Common Stock.

Common stock outstanding after the offering	3,147,767,645 shares of Common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Equity Purchase Agreement. The proceeds received under the Equity Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board, in its good faith deem to be in the best interest of the Company.

OTCQB Trading Symbol	IHSI

4

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” on page 5.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We have generated very little revenue.  If we are unable to successfully implement our business, then we may be unable to continue to operate.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

5

BECAUSE ONE CLIENT ACCOUNT MAKES UP FOR ALL OF OUR REVENUES, THE LOSS OF THE CLIENT, OR A DECREASE IN THEIR USE OF OUR SERVICES, COULD CAUSE OUR REVENUES TO DECLINE AND LOSSES TO INCREASE SUBSTANTIALLY.

Purchase orders from Honeywell, Inc. were Company’s sole source of income in 2014. Continuing our relationship with Honeywell will be pivotal to our continued expansion of using sensor technology for the transportation industry and expanding on our Phase II marketing plan to broaden our revenue base to technologies outside the traditional Intelligent Transportation System market. Therefore, the loss of Honeywell as our client or their decreased use of our service will have a material adverse impact on our results of operation and growth of our company.

OUR BUSINESS IS VULNERABLE TO FLUCTUATIONS IN GOVERNMENT SPENDING AND SUBJECT TO ADDITIONAL RISKS AS A RESULT OF THE GOVERNMENT CONTRACTING PROCESS, WHICH OFTEN INVOLVES RISKS NOT PRESENT IN THE COMMERCIAL CONTRACTING PROCESS.

Because we receive purchase orders from Honeywell for work in office buildings owned by government entities, our business is subject to a number of risks, including global economic developments, wars, political and economic instability, election results, changes in the tax and regulatory environments, foreign exchange rate volatility and fluctuations in government spending. Because government spending is subject to a variable and uncertain budget, the amount of business that we might receive from Honeywell for these entities may vary from year to year, regardless of the perceived quality of our business.

WE ARE HIGHLY DEPENDENT ON OUR SENIOR MANAGEMENT AND THE CONTINUED PERFORMANCE AND PRODUCTIVITY OF OUR LOCAL MANAGEMENT AND FIELD PERSONNEL.

We are highly dependent on the continued efforts of the members of our senior management. We are also highly dependent on the performance and productivity of our local management and field personnel. The loss of any of the members of our senior management may cause a significant disruption in our business. In addition, the loss of any of our local managers or field personnel may jeopardize existing customer relationships with businesses that use our services based on relationships with these individuals. The loss of the services of members of our senior management could have a material adverse effect on our business.

OUR ABILITY TO CONTINUE TO DEVELOP AND EXPAND OUR SERVICE OFFERINGS TO ADDRESS EMERGING BUSINESS DEMANDS AND TECHNOLOGICAL TRENDS WILL IMPACT OUR FUTURE GROWTH.  IF WE ARE NOT SUCCESSFUL IN MEETING THESE BUSINESS CHALLENGES, OUR RESULTS OF OPERATIONS AND CASH FLOWS WILL BE MATERIALLY AND ADVERSELY AFFECTED.

Our ability to implement solutions for our customers incorporating new developments and improvements in technology which translate into productivity improvements for our customers and to develop service offerings that meet the current and prospective customers’ needs are critical to our success.  The markets we serve are highly competitive.  Our competitors may develop solutions or services which make our offerings obsolete.  Our ability to develop and implement up to date solutions utilizing new technologies which meet evolving customer needs in consulting and systems integration and technology outsourcing markets will impact our future revenue growth and earnings.

6

Risk Factors Relating to Our Common Stock:

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Our common stock has historically been sporadically or “thinly-traded” on the OTCQB, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. In addition, due to the current trading price range of our common stock many broker/dealers will not agree to honor sell orders or clear trades in our common stock. In this case, shareholders may be required to open a new brokerage account with one of the broker/dealers that is willing to honor sell orders in our common stock. There can be no assurance that such a broker/dealer would not impose higher commission rates on such sell orders than might be customary for more actively traded stocks trading in higher price ranges. It is also possible that the number of buyers in the market for our common stock could be reduced if a potential investor expects that the effort to sell shares of our common stock is too cumbersome.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, STOCKHOLDERS WILL ONLY BENEFIT FROM AN INVESTMENT IN OUR COMMON STOCK IF IT APPRECIATES IN VALUE.

We have never declared any dividends and our board of directors does not intend to declare and distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of our operations, cash flows, financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividends. We currently intend to retain our future earnings, if any, to finance further research and development, commence production of the Coates Engine and pay for our general and administrative expenses. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no assurance that our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares.

7

WE ARE AN EMERGING GROWTH COMPANY WITHIN THE MEANING OF THE SECURITIES ACT, AND IF WE DECIDE TO TAKE ADVANTAGE OF CERTAIN EXEMPTIONS FROM VARIOUS REPORTING REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, OUR COMMON STOCK COULD BE LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

BECAUSE WE WILL BE SUBJECT TO THE “PENNY STOCK” RULES IF THE SHARES ARE QUOTED ON THE OTCQB, THE LEVEL OF TRADING ACTIVITY IN THE SHARES MAY BE REDUCED AND SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities will likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to executing a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and suitability requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our capital stock. Trading of our capital stock may be restricted by the SEC’s “penny stock” regulations which may limit a stockholder’s ability to buy and sell our stock.

8

YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

WE ARE REGISTERING AN AGGREGATE OF 600,000,000 SHARES OF COMMON STOCK THAT COULD BE ISSUED UNDER AN EQUITY PURCHASE AGREEMENT ARRANGEMENT WITH GHS. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 600,000,000 shares of common stock under this registration statement covering shares of our common stock that may be issued under an Equity Purchase Agreement with GHS. The resale of the shares of common stock by GHS into the public market will dilute the ownership interest and share of any dividends declared by the Company and could depress the market price of our common stock.

OUR ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK IN EXCHANGE FOR SERVICES OR TO REPAY DEBT WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS AND COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

Our board of directors may, from time to time, approve the issuance of shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board may deem relevant at that time. It is possible that we will issue additional securities to pay for services and reduce debt in the future.

WE FAILED TO FILE PROXY STATEMENT WHICH IS REQUIRED BY THE SECURITIES AND EXCHANGE ACT (“EXCHANGE ACT”) WHEN WE INCREASED OUR AUTHORIZED SHARES

Our securities are registered under the Exchange Act and are subject to the Exchange Act proxy requirements found in Section 14 and the rules promulgated thereunder. The proxy rules govern the disclosure in materials used to solicit shareholders’ votes in annual or special meetings held for the approval of any corporate action requiring shareholder approval, which includes an increase in authorized shares of a company. The information contained in proxy materials must be filed with the SEC in advance of any solicitation to ensure compliance with the disclosure rules.

Where a shareholder vote is not being solicited, such as when a company has obtained shareholder approval through written consent in lieu of a meeting, a company may satisfy its Section 14 requirements by filing an information statement with the SEC and mailing such statement to its shareholders. As with the proxy solicitation materials filed in Schedule 14A, a Schedule 14C Information Statement must be filed in advance of final mailing to the shareholder and is reviewed by the SEC to ensure that all important facts are disclosed. However, Schedule 14C does not solicit or request shareholder approval (or any other action, for that matter), but rather informs shareholders of an approval already obtained and corporate actions which are imminent.

On July 28, 2015, the Company filed a “Certificate of Amendment” with the State of Nevada to increase its authorized common shares from 500,000,000 to 1,250,000,000. On September 25, 2015, the Company filed a “Certificate of Amendment” with the State of Nevada to increase its authorized common shares from 1,250,000,000 to 10,000,000,000. In each instance the Company had majority shareholder approval to increase the amount of authorized shares, but failed to satisfy the proxy requirements pursuant to Section 14 of the Exchange Act by not providing our shareholders an Information Statement regarding the increase in its authorized common shares.

9

The Company has issued convertible notes, and due to the conditional conversion feature of the notes has caused us to raise our authorized stock from 500,000,000 to 10,000,000,000 within the last six months.

The Company has issued convertible notes, which has caused us to raise our authorized stock from 500,000 to 10,000,000 within the last six months in the event the conditional conversion feature of the notes is triggered, Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes, or may otherwise depress the price of our common stock.

The conversion of some or all of the notes will dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of any of the notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

As of December 15, 2015, we have 2,547,767,645 common shares issued and outstanding. To date the Company has issued 2,225,426,070 shares through the conversion of convertible notes which has resulting in the dilution of our common stock by 87.35%. In addition, there are additional convertible notes outstanding which if converted, will result in further dilutive interests of our current shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this Prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Equity Purchase Agreement. The proceeds received from any “drawdowns” tendered to GHS under the Equity Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board, in its good faith deems to be in the best interest of the Company.

10

DILUTION

The sale of our Common Stock to GHS in accordance with the Equity Purchase Agreement will have a dilutive impact on our shareholders.  As a result, our net income per share could decrease or net loss per share could increase in future periods and the market price of our Common Stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our Common Stock we will have to issue to GHS in order to drawdown on the Equity Purchase Agreement. To the extent our stock price further decreases due to the issuance of Common Stock to GHS, then our existing shareholders would experience greater dilution.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted under the ticker symbol “IHSI” on the OTCQB operated by OTC Markets Group, Inc.  Only a limited market exists for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 2015
Quarter Ended	High $	Low $
September 30, 2015	0.01	0.003
June 30, 2015	0.027	0.003
March 31, 2015	0.044	0.0061

Fiscal Year Ending December 31, 2014
Quarter Ended	High $	Low $
December 31, 2014	0.10	0.02
September 30, 2014	0.3	0.038
June 30, 2014	0.58	0.12
March 31, 2014	0.70	0.20

Fiscal Year Ending December 31, 2013
Quarter Ended	High $	Low $
December 31, 2013	0.88	0.60
September 30, 2013	1.14	0.52
June 30, 2013	1.18	0.99
March 31, 2013	-	-

On December 15, 2015, the last sales price per share of our Common Stock on the OTCQB was $0.0001.

11

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of December 15, 2015 we had 2,428,758,645 shares of our Common Stock issued and outstanding, held by sixty one (61) shareholders of record, with others holding shares in street name.

Description of Securities to be Registered

We have authorized capital stock consisting of 10,000,000,000 shares of Common Stock, par value $0.00001 per share, and 50,000,000 Preferred Stock, par value $0.00001 per shares.

Common stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

On May 14, 2015, the Company filed a “Certificate of Amendment” to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada to amend and restate Article III (Authorized Stock) to increase in the number of authorized shares of common stock, par value $0.00001 per share, from one hundred million (100,000,000) shares to five hundred million (500,000,000) shares.

 On July 28, 2015, the Company filed a “Certificate of Amendment” to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada to amend and restate Article III (Authorized Stock) in its entirety. Among the Amendment’s provisions is an increase in the number of authorized shares of common stock, par value $0.00001 per share, from five hundred million (500,000,000) shares to one billion two hundred fifty million shares (1,250,000,000). The Amendment also creates a class of preferred stock, par value $0.00001 per share. The Company is authorized to issue up to fifty million (50,000,000) shares of preferred stock.

On September 25, 2015, the Company filed a “Certificate of Amendment” to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada to amend and restate Article III (Authorized Stock) in its entirety. Among the Amendment’s provisions is an increase in the number of authorized shares of common stock, par value $0.00001 per share, from one billion two hundred fifty million (1,250,000,000) shares to ten billion (10,000,000,000). The Amendment also creates a class of preferred stock, par value $0.00001 per share.

In each of the instances above where the Company increased the amount of its authorized common shares, the Company had the appropriate shareholder approval for the increase, but failed to file the requisite Section 14 information pursuant to the rules under the Exchange Act.

12

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue up to 50,000,000 shares of preferred stock, $0.00001 par value. The authorized preferred stock may be issued by the Board of Directors in one or more series and with the rights, privileges and limitations of the preferred stock determined by the Board of Directors. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters.

On July 28, 2015, the “Company filed a Certificate of Amendment to the Company’s Articles of Incorporation” (the “Amendment”) with the Secretary of State of Nevada to amend and restate Article III (Authorized Stock) in its entirety. Among the Amendment’s provisions is a creation of preferred stock, par value $0.00001 per share. The Company is authorized to issue up to fifty million (50,000,000) shares of preferred stock.

On September 11, 2015, the Company filed a “Certificate of Designation” with the State of Nevada a to designate ten million (10,000,000) shares of “Series A Convertible Preferred Stock”, par value $0.00001 per shares whereby each share of the stock is entitled to 5,000 to 1 voting rights of the common shares.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.	our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Warrants

The Company presently has no warrants outstanding

Options

The following table summarizes all stock option activity for the nine month period ended September 30, 2015:

	Shares	Weighted- Average Exercise Price Per Share
Outstanding, December 31, 2014	631,905	$0.30
Granted	-	-
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding, September 30, 2015	631,905	$0.30

The following table discloses information regarding outstanding and exercisable options at September 30, 2015:

	Outstanding			Exercisable
Exercise Prices	Number of Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Number of Option Shares	Weighted Average Exercise Price
$0.30	631,905	$0.30	1.73	631,905	$0.30
	631,905	$0.30	1.73	631,905	$0.30

In determining the compensation cost of the stock options granted, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in these calculations are summarized as follows:

September 30, 2015
Expected term of options granted	2 - 5 years
Expected volatility range	394 - 408%
Range of risk-free interest rates	1.70 – 1.73%
Expected dividend yield	0%

13

Convertible Notes

As of September 30, 2015, Company has twenty-four (26) convertible notes with an aggregate principal amount of $925,619. The convertible notes are fully described in Footnote #8 to our consolidated financial statements and are referenced herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Cautionary Notice Regarding Forward Looking Statements

The information contained in Item 2 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Overview

Intelligent Highway Solutions, Inc. (the “Company” or “IHS”) was formed in April 22, 2011; IHS is a technology based intelligent highway solutions contractor. The Company’s primarily focus is in the California transportation market providing services that range from providing labor, materials, and related equipment for corrective service and maintenance services for the state’s transportation infrastructure. Additionally, the Company intends to develop transportation technology services that enable vehicles, roads, traffic lights, message signs, and other elements to become “intelligent” by embedding them with microchips and sensors and by empowering them to communicate with each other via wireless technologies. The acceleration of data collection and communication will allow state governments to improve transportation system performance by reducing congestion and increasing both traveler safety and convenience. While the Company develops technologies related transportation technology, it will accept general electrical contracting work as a revenue source.

Plan of Operations

On August 22, 2013, the Company entered into a distribution agreement (the “Distribution Agreement”) with SCS Lighting Solutions Inc. (“SCS”), whereby SCS appointed the Company as its exclusive distributer of SCS products in Sacramento, California and other locations, as determined by both parties in the future. The SCS products include standard lighting solutions, as well as custom lighting products for indoor and outdoor applications. The Distribution Agreement is no longer exclusive.

The Distribution Agreement’s term automatically renews for one (1) year increments, unless either party elects to terminate the Agreement by giving not less than sixty (60) days’ notice prior to the end of the current term.

On March 19, 2014, the Company announced it had received a significant purchase order from Honeywell International Inc. (“Honeywell”) for the installation of a temperature control system and associated sensors in a state owned office building in Alameda, California.

On July 1, 2014, the Company announced it had received a second purchase order from Honeywell. The purchase order is for additional work in office buildings owned by the State of California.

14

These purchase orders with Honeywell were the Company’s sole source of income in 2014. The Honeywell project was completed during the first quarter of 2015 and a new electrical contracting project started shortly thereafter. We will continue to accept general electrical contracting projects while we develop technologies related to our planned business of intelligent transportation services.

Recent Development - Equity Purchase Agreement

On August 6, 2015, we entered into the Equity Purchase Agreement with GHS, a Nevada limited liability company. Pursuant to the terms of the Equity Purchase Agreement, GHS committed to purchase up to $5,000,000 of our Common Stock during the Open Period. From time to time during the Open Period, we may deliver a drawdown notice to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the put notice (the “Put Notice”). The maximum investment amount per notice shall be twice the average of the trading volume in dollar for the Company’s Common Stock during the ten (10) trading days preceding the date of the Put Notice, but in no event lower than five thousand ($5,000) dollars or higher than one hundred thousand ($100,000) dollars without prior approval of GHS. The total purchase price to be paid, in connection to the Put Notice, by GHS shall be calculated at a thirty percent (30%) discount to the average of the two (2) lowest closing bid prices of the Company’s Common Stock during the five (5) consecutive trading days immediately after the applicable Put notice date, notwithstanding certain provisions pursuant to the Equity Purchase Agreement.

In connection with the Equity Purchase Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which we are obligated to file a registration statement with the SEC. We are obligated to use all commercially reasonable efforts to maintain an effective registration statement until termination of the Equity Purchase Agreement.

The 600,000,000 shares to be registered herein represent 23.55%% of the total shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale.

Results of Operations

Revenue

Revenues during the three and nine months ended September 30, 2015 and 2014 were generated from contracts with Honeywell for the installation of a temperature control system and other general electrical contracting work.

Three months ended September 30, 2015 and 2014

	Three months ended September 30,
	2015	2014	Change
Revenue	$44,182	$251,210	$(207,028)

Revenues for the three months ended September 30, 2015 were $44,182 compared to $251,210 during the three months ended September 30, 2014. The decrease of $207,028 or 82% is the result of the timing associated with the sale of electrical contracting work where there was one small project during the three months ended September 30, 2015.

15

Nine months ended September 30, 2015 and 2014

	Nine months ended September 30,
	2015	2014	Change
Revenue	$236,068	$717,043	$(480,975)

Revenues for the nine months ended September 30, 2015 were $236,068 compared to $717,043 during the nine months ended September 30, 2014. The decrease of $480,975 or 67% is the result of the timing associated with the Honeywell projects where one Honeywell project was completed in the first quarter of 2015 and another not started until the end of the second quarter. The projects required more consistent work from late March through September 2014. This resulted in fewer working days on which to earn revenue during the nine months ended September 30, 2015 when compared to the nine months ended September 30, 2014.

Cost of Goods Sold

Cost of revenues include all direct material, sub-contract, labor, and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits.

Three months ended September 30, 2015 and 2014

	Three months ended September 30,
	2015	2014	Change
Labor	$-	$181,986	$(181,986)
Fuel	404	1,432	(1,028)
Vehicle Lease	5,251	9,386	(4,135)
Other	52,794	8,524	44,270
Total	$58,449	$201,328	$(142,879)

Cost of goods sold for the three months ended September 30, 2015 were $58,449 compared to $201,328 during the three months ended September 30, 2014. The decrease of $142,879 or 71% is the result of the Honeywell projects not being present in the third quarter of 2015 where it was in effect for the full quarter in 2014.

Nine months ended September 30, 2015 and 2014

	Nine months ended September 30,
	2015	2014	Change
Labor	$110,415	$461,210	$(350,795)
Fuel	2,422	3,690	(1,268)
Vehicle Lease	20,770	38,758	(17,988)
Other	73,846	51,550	22,296
Total	$207,453	$555,208	$(347,755)

Cost of goods sold for the nine months ended September 30, 2015 were $207,453 compared to $555,208 during the nine months ended September 30, 2014. The decrease of $347,755 or 63% is the result of the decreased working days needed to complete the Honeywell projects in 2015 to date compared to the same period in 2014 as the Honeywell project was completed during the second quarter of 2015. With fewer working days on a project during the nine months ended September 30, 2015, overall cost of goods sold were lower than the nine months ended September 30, 2014

16

Operating Expenses

Three months ended September 30, 2015 and 2014

	Three months ended September 30,
	2015	2014	Change
Salaries and wages	$374,000	$23,913	$350,087
Professional services	155,950	357,394	(201,444)
Other	47,145	76,770	(29,625)
Total	$577,095	$458,077	$119,018

Operating expenses for the three months ended September 30, 2015 were $577,095 compared to $458,077 for the three months ended September 30, 2014. The increase of $119,018 or 26% is the result of the value of common shares issued to our officers as a one-time bonus partially offset by decreased professional services resulting from the recognition of stock based professional fees and other expenses that existed during the three months ended September 30, 2014 but not during the three months ended September 30, 2015 as the majority of the agreements with the consultants were not renewed.

Nine months ended September 30, 2015 and 2014

	Nine months ended September 30,
	2015	2014	Change
Salaries and wages	$456,369	$130,749	$325,620
Professional services	590,444	1,202,137	(611,693)
Other	250,853	322,066	(71,213)
Total	$1,297,666	$1,654,952	$(357,286)

Operating expenses for the nine months ended September 30, 2015 were $1,297,666 compared to $1,654,952 for the nine months ended September 30, 2014. The decrease of $357,286 or 22% is the result of decreased professional services resulting from the recognition of stock based professional fees and other expenses that existed during the nine months ended September 30, 2014 but not during the nine months ended September 30, 2015 as the majority of the agreements with the consultants were not renewed.

Other Income and Expenses

Three months ended September 30, 2015 and 2014

	Three months ended September 30,
	2015	2014	Change
Interest expense, net	$(479,839)	$(502,357)	$22,518
Loss on extinguishment of debt	(258,273)	(22,112)	(236,161)
Penalties	(127,171)	-	(127,171)
(Loss) gain on derivative fair value adjustment	(214,397)	138,011	(352,408)
Total	$(1,079,680)	$(386,458)	$(693,222)

Other income and expense during the three months ended September 30, 2015 was a net expense of $1,079,680 compared to a net expense of $386,458 during the three months ended September 30, 2014. The increase in net expense of $693,222 or 179% was the result of increased losses on derivative fair value adjustments, the issuance of common shares as penalties on notes payable, an increased loss on the extinguishment of debt and increased interest expense from the recognition of debt discounts on convertible notes.

Nine months ended September 30, 2015 and 2014

	Nine months ended September 30,
	2015	2014	Change
Interest expense, net	$(1,070,835)	$(1,295,332)	$224,497
Loss (gain) on extinguishment of debt	(256,607)	96,179	(352,786)
Loss on settlement	-	(175,000)	175,000
Penalties	(149,598)	-	(149,598)
Loss on derivative fair value adjustment	(702,507)	(12,052)	(690,455)
Total	$(2,179,547)	$(1,386,205)	$(793,342)

Other income and expense during the nine months ended September 30, 2015 was a net expense of $2,179,547 compared to a net expense of $1,386,205 during the nine months ended September 30, 2014. The increase in net expense of $793,342 or 57% was the result of increased losses on derivative fair value adjustments and losses recognized on the extinguishment of debt partially offset by a loss on settlements of $175,000 that was present during the nine months ended September 30, 2014 and not during the nine months ended September 30, 2015.

17

Net Loss

Three months ended September 30, 2015 and 2014

	Three months ended September 30,
	2015	2014	Change
Net loss	$(1,671,042)	$(794,653)	$(876,389)
As a percentage of revenue	-3782%	-316%	-3466%

Net loss for the three months ended September 30, 2015 was $1,671,042, or 3,782% of revenue, compared to $794,654, or 316% of revenues, for the three months ended September 30, 2014. The increase in net loss during the three months ended September 30, 2015 is mostly attributable to the decreased revenues and related gross margins combined with increased operating expenses during the three months ended September 30, 2015 compared to the three months ended September 30, 2014 as discussed previously.

Nine months ended September 30, 2015 and 2014

	Nine months ended September 30,
	2015	2014	Change
Net loss	$(3,448,598)	$(2,879,322)	$(569,276)
As a percentage of revenue	-1461%	-402%	-1059%

Net loss for the nine months ended September 30, 2015 was $3,448,598, or 1,461% of revenue, compared to $2,879,322, or 402% of revenues, for the nine months ended September 30, 2014. The increase in net loss during the nine months ended September 30, 2015 is mostly attributable to the decreased revenues and related gross margins combined with increased other expenses during the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014 as discussed previously.

Comparison of the year ended December 31, 2014 and 2013

Revenue

In 2013, we generated revenue through servicing contracts with Caltrans for the maintenance of the Tosnet system within certain areas of California.

In 2014, we generated revenue through our purchase orders from Honeywell for the installation of a temperature control system.

	Year ended December 31,
	2014	2013	Change
Revenue	$1,016,489	$833,528	$182,961

Revenues for the year ended December 31, 2014 were $1,016,489 compared to $833,528 for the year ended December 31, 2013. The increase of $182,961 or 22% is the result of the Company receiving purchase orders from Honeywell in 2014 which did not exist in 2014. The Company stopped servicing the contracts to maintain the Tosnet systems effective in the second quarter of 2013 which limited the potential for revenue during the second half of 2013. The Honeywell project was completed during the first quarter of 2015 and a new electrical contracting project started shortly thereafter. We will continue to accept general electrical contracting projects while we develop technologies related to our planned business of intelligent transportation services.

18

Cost of Goods Sold

Cost of revenues include all direct material, sub-contract, labor, and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits.

	Year ended December 31,
	2014	2013	Change
Labor	$666,304	$582,791	$83,513
Fuel	5,421	57,504	(52,083)
Vehicle Lease	49,804	105,523	(55,719)
Other	66,370	32,321	34,049
Total	$787,899	$778,139	$9,760

Cost of goods sold for the year ended December 31, 2014 was $787,899 compared to $778,139 during the year ended December 31, 2013. The increase of $9,760 or 1% is the result of increased direct labor costs associated with carrying out services for a greater number of months during the year ended December 31, 2014 than the year ended December 31, 2013 offset by decreases in fuel and vehicle lease costs. The decrease in fuel costs is due to decreased travel required to service the Honeywell projects that existed in 2014 when compared to the CalTrans projects that existed in 2013. The decreased vehicle lease costs are due to the company purchasing vehicles it previously leased early in 2014.

Operating Expenses

	Year ended December 31,
	2014	2013	Change
Salaries and wages	$279,735	$238,081	$41,654
Professional services	1,328,814	1,028,533	300,281
Accounts receivable factoring fees	-	55,684	(55,684)
Other	154,290	169,621	(15,331)
Total	$1,762,839	$1,491,919	$270,920

Operating expenses for the year ended December 31, 2014 were $1,762,839 compared to $1,491,919 for the year ended December 31, 2013. The increase of $270,920 or 18% is the result of increased professional services resulting from the recognition of stock based professional fees and other expenses.

Other Income and Expenses

Other income and expenses consist of interest expense on our notes payable net of interest income, fair value adjustments to our derivative liabilities, gains or losses on extinguishments of debt and losses on settlements.

	Year ended December 31,
	2014	2013	Change
Interest expense, net	$(1,535,044)	$(490,195)	$(1,044,849)
Gain on extinguishment of debt	108,576	(87,219)	195,795
Loss on derivative fair value adjustment	(128,969)	27,428	(156,397)
Penalties	(124,398)	-	(124,398)
Legal settlements	(354,064)	-	(354,064)
Total	$(2,033,899)	$(549,986)	$(1,483,913)

19

Other income and expenses during the year ended December 31, 2014 were $2,033,899 compared to $549,986 during the year ended December 31, 2013. The increase of $1,483,913 or approximately 270% was the result of additional non-cash interest expense recognized on the amortization of debt discounts totaling $994,126 during the year ended December 31, 2014 compared to $240,925 during the year ended December 31, 2013. The $354,064 increase in legal settlements during the year ended December 31, 2014 is the result of one-time settlement events with two separate claimants occurring in 2014 that was not present in 2013.  The increase in penalties is the result of events occurring during the year ended December 31, 2014 that did not exist during the year ended December 31, 2013 including common stock issued as default penalties on notes payable, a pre-payment penalty on a retired convertible note payable and penalties associated with the late payment of employee payroll.

Net loss

	Year ended December 31,
	2014	2013	Change
Net loss	$(3,568,148)	$(1,986,516)	$(1,581,632)
As a percentage of revenue	-351%	-238%

Net loss for the year ended December 31, 2014 was $3,568,148, or (351%) of revenue, compared to $1,986,516, or (238%) of revenue, for the year ended December 31, 2013. The increase in net loss of $1,581,632 is the result of increased professional fees as described above and the recognition of non-cash operating and interest expenses associated with debt discounts and derivative liabilities on certain convertible notes.

Liquidity and Capital Resources

For the nine months ended September 30, 2015

As of September 30, 2015, we had cash of $29,991, total current assets of $166,627 and total current liabilities of $3,523,121 creating a working capital deficit of $3,356,494. Current assets consisted of $29,991 in cash, $57,281 of contracts receivable, $55,713 of prepaid expenses, current deferred loan costs of $23,642 and other current assets of $0. Current liabilities consisted of a bank overdraft of $40, accounts payable $142,776, current notes payable of $25,000, current convertible notes payable net of discounts of $750,183, a derivative liability of $1,292,616, accrued interest of $122,662 and accrued expenses and other liabilities of $1,179,844.

Cash Flows from Operating Activities

Cash flows used in operating activities during the nine months ended September 30, 2015 was $293,935 which consisted of a net loss of $3,448,598, non-cash expenses and gains of $2,729,289 and positive changes in working capital of $425,374. Net cash used in operating activities during the same period in 2014 was $584,299 which consisted of a net loss of $2,879,323, non-cash expenses and gains of $2,415,187 and negative changes in working capital of $120,163. The change in net cash used in operating activities was primarily due to an increase in net loss of $569,275, increased non-cash losses from the excess fair value of derivative liabilities being charged to interest expense and a greater change in contracts receivable during the nine months ended September 30, 2015 compared to the same period in 2014.

Cash Flows from Investing Activities

During the nine months ended September 30, 2015, we used $-0- of cash in investing activities. Cash used in investing activities during the nine months ended September 30, 2014 was $16,910 and consisted solely of the purchase of equipment.

20

Cash Flows from Financing Activities

Cash provided by financing activities during the nine months ended September 30, 2015 was $228,675 which consisted of proceeds from convertible notes of $188,075, convertible note repayments of $10,000, proceeds from notes payable of $70,000, repayments of notes payable of $13,400 and related party note repayments of $6,000. Cash provided by financing activities during the nine months ended September 30, 2014 was $572,545 and consisted of proceeds from bank overdrafts of $11,745, proceeds from convertible notes payable of $450,000, proceeds from notes payable of $225,000, repayments of notes payable of $187,816, proceeds from related party notes payable of $10,000, proceeds from common stock subscriptions of $40,000, proceeds from common stock issuances for cash of $27,916 and the purchase of treasury stock for $4,200.

For the fiscal year ended December 31, 2014

Cash Flows from Operating Activities

Net cash used in operating activities during the year ended December 31, 2014 was $703,809 which consisted of a net loss of $3,568,148, non-cash expenses and gains of $2,942,236 and negative changes in working capital of $77,897. Net cash used in operating activities during the same period in 2013 was $710,006 which consisted of a net loss of $1,986,516, non-cash expenses and gains of $1,035,539 and positive changes in working capital of $240,971. The change in net cash used in operating activities was primarily due to an increase in net loss of $1,581,632 and a greater change in accounts payable and accrued expenses.

We expect our cash used in operating activities will increase over the next twelve months as we are uncertain of our opportunities to generate revenue in the near term while we will still recognize significant non-cash expenses.

Cash Flows from Investing Activities

During the year ending December 31, 2014, cash used in investing activities was 20,312 and consisted solely of the purchase of equipment.

Cash Flows from Financing Activities

Cash flows from financing activities during the year ended December 31, 2014 were $790,708 compared to $738,670 during the same period in 2013. Cash provided by financing activities during the year ended December 31, 2014 consisted of proceeds from convertible notes payable of $583,500, proceeds from notes payable of $435,000, repayments of notes payable of $150,000, repayments of convertible notes payable of $171,508, proceeds from related party notes payable was $10,000, proceeds from common stock issued for cash of $87,916, and the cost of purchase of treasury stock of $4,200. Cash provided by financing activities during the year ended December 31, 2013 consisted of proceeds from convertible notes payable of $760,836, proceeds from notes payable of $20,000, repayments of notes payable of $40,528, the repayment of a bank overdraft of $1,678 and proceeds from a separate bank overdraft of $40.

Going Concern

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We have generated very little revenue and have limited tangible assets. Our company has a limited operating history. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

Critical Accounting Policies

There have been no changes in the Company's significant accounting policies for the nine months ended September 30, 2015 as compared to those disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on May 8, 2015.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

21

DESCRIPTION OF BUSINESS

Overview

On August 22, 2013, Intelligent Highway Solutions, Inc. entered into the Distribution Agreement with SCS Lighting Solutions Inc., (“SCS”) whereby SCS appointed the Company as its exclusive distributer of SCS products in Sacramento, California and other locations, as determined by both parties in the future. The SCS products include standard lighting solutions, as well as custom lighting products for indoor and outdoor applications. The Distribution Agreement is no longer exclusive.

The Distribution Agreement’s term automatically renews for one (1) year increments, unless either party elects to terminate the Agreement by giving not less than sixty (60) days’ notice prior to the end of the current term.

On March 19, 2014, the Company announced it had received a significant purchase order from Honeywell International Inc. for the installation of a temperature control system and associated sensors in a state owned office building in Alameda, California.

On July 1, 2014, the Company announced it had received a second purchase order from Honeywell. The purchase order is for additional work in office buildings owned by the State of California.

Equity Purchase and Registration Rights Agreement

On August 6, 2015, we entered into the Equity Purchase Agreement with GHS, a Nevada limited liability company. Pursuant to the terms of the Equity Purchase Agreement, GHS committed to purchase up to $5,000,000 of our Common Stock during the Open Period. From time to time during the Open Period, we may deliver a drawdown notice to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the put notice (the “Put Notice”). The maximum investment amount per notice shall be twice the average of the trading volume in dollar for the Company’s Common Stock during the ten (10) trading days preceding the date of the Put Notice, but in no event lower than five thousand ($5,000) dollars or higher than one hundred thousand ($100,000) dollars without prior approval of GHS. The total purchase price to be paid, in connection to the Put Notice, by GHS shall be calculated at a thirty percent (30%) discount to the average of the two (2) lowest closing bid prices of the Company’s Common Stock during the five (5) consecutive trading days immediately after the applicable Put notice date, notwithstanding certain provisions pursuant to the Equity Purchase Agreement.

In connection with the Equity Purchase Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which we are obligated to file a registration statement with the SEC. We are obligated to use all commercially reasonable efforts to maintain an effective registration statement until termination of the Equity Purchase Agreement.

The Company shall issue to GHS three percent (3%) of the total Commitment Amount as common stock (the “Commitment Fee”). The Commitment Fee shall be issuable in common stock fifteen (15) days after the Registration Statement becomes effective. Our current number of authorized shares is sufficient to cover the amount of shares that could be issued pursuant to the commitment fee. The value of shares will be determined based on the Formula Price, which is the average of the daily volume weighted average prices of the Company’s Common Stock during the five (5) business days immediately preceding the day upon the due date of the issuance. Such shares will be registered in the Registration Statement filed with the SEC.

Expatriate Corporation Status and Eligibility to Bid and Receive California Contracts

California Public Contract Code Section 10286 (the “Code”) disallows any California state agency to enter into any contract with an Expatriate Corporation. Section 10286.1 of the Code defines Expatriate Corporation. The definition of Expatriate Corporation includes foreign incorporated entities that publicly trade in the United States. However, foreign incorporated entities are entities that are created or organized under the laws of a foreign country or reside in a foreign country. We do not believe we are an Expatriate Corporation within the definition expressed in the Code.

In addition, the Company possesses a C-10 Electrical License from the Contractors State License Board from the State of California and is licensed as a small business with the State of California. This license allows us to contract with the State and grants us a five percent bidding preference over non-qualified entities.

Given that we are not an Expatriate Corporation, we possess a C-10 Electrical License, and we are licensed as a small business with the State of California, we believe that we are qualified to bid on, receive and enter into contracts with the State of California.

22

Going Concern

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We have generated very little revenue and have limited tangible assets. Our company has a limited operating history. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Our Corporate History and Background

Devon Jones and Philip Kirkland have worked together for several years as independent electrical contractors involved with a number of contracts associated within the transportation sector. These contracts included, but were not limited to, the pulling of fiber optic cable, installation of video equipment, and the service, maintenance and installation of traffic operations systems for Caltrans. After over five years of working in the transportation industry, they decided to pool their talents and contacts and the two formed a new company to expand beyond a services based business and introduce new technology to the transportation market.

In April 2011, Jones and Kirkland re-organized their operations under Intelligent Highway Solutions, Inc.

Growth Strategy

IHS plans on expanding beyond the service business and plans to become more involved with all aspects of the intelligent transportation systems (“ITS”) sector. The Company will service other electrical contracting opportunities as they arise during the development phase of intelligent transportation systems technologies.

Phase One: The Traffic Operations Systems Networks contract with our customer was completed. There are currently no plans to pursue similar agreements.

Phase Two: Growth will occur in the installation division: this includes but is not limited to the installation of the new technology that the Company has licensed, acquired and/or developed. It also includes expansion beyond the borders of California.

Phase Three: Introduction of the Company’s proprietary technology, including, but not limited to, a new wireless and battery-less traffic sensor that can be embedded in the road and used to measure traffic flow, speed, and approximate vehicle weight.

Research and Development

Development of an alternative to inductive loop system

The Company entered into an agreement with a third party to test market, distribute and install an alternative to the existing loop detection technology. The flexible, dependable, low-cost, wireless vehicle detection system uses magneto-resistive wireless sensors—with what the Company’s management believes is an unprecedented 10-year battery life—to detect vehicle presence and movement.

The Company’s management believes the in-ground wireless sensors are rugged, install in minutes, deploy in a matter of hours, and can begin transmitting accurate, real-time detection data to signal controllers, traffic management centers, and traveler information systems. The Company’s management believes installation is fast and simple, minimizing road closures and worker exposure, and greatly reducing operating and maintenance spending. The Company’s management believes the in-ground wireless sensors have the following qualities:

▪	In-pavement installation with no wires or lead-in cabling

▪	10-year battery life

▪	Impervious to weather

▪	Rapid installation and deployment reduces road closures and worker exposure

▪	Patented, ultra-low “NanoPower” communications protocol

23

▪	Superior accuracy, dependability, and extensibility

▪	Universal platform for all traffic detection applications

▪	Self-calibrating, self-tuning

▪	Re-usable and remotely upgradeable

▪	Easily deployed in complex configurations

▪	Capable of over 300 million detections

The objective is to use existing sensor technology and existing wireless technology to reduce the development time of this project.

The Company’s management expects that once fully developed and tested, the new system would replace traditional inductive loop systems. To install a loop detector and calibrate it, it is sometimes necessary to shut down traffic on the road for as much as 2 days. The Company’s management believes the new sensors can be installed by drilling a slot across the lane in the road surface of 1 inch width and 2 inches depth. Most importantly, no wiring is needed from the traffic lane to the roadside data acquisition unit. It is expected that the installation will only take a few minutes.

The new sensor on the roadway require no external power supply while inductive loop detectors have to be continuously powered all the time, even during the night when traffic flow might be really low.

The new sensors can measure number of axles and vehicle length, in addition to traffic flow rate. Thus they can be used for vehicle classification.

Future Products and Their Market

In the future, the Company plans on developing ITS to improve traffic flow, reduce emissions and synchronize traffic signals for public safety and public transportation vehicle priority. ITS can collect information at signals all around the city, correlate the real-time data and automatically regulate traffic policies across a city. ITS includes a range of applications that can benefit cities such as:

●	Intelligent Traffic Signal Management - Actively managed and coordinated traffic signals can reduce congestion and moderate traffic speeds, smoothing traffic flow and reducing auto emission levels.
●	Video Analytics - Real-time video enables traffic controllers to identify problems, record and ticket red light runners, gather traffic analytics information and enforce special traffic zones. Public safety workers may also access the video to identify traffic conditions so they can route around congested roads when responding to an emergency.
●	Information and Alerts - Variable message signs can quickly broadcast information such as weather, road conditions, stolen vehicle and other timely local information to drivers.

Customers

Currently, our only customer is Honeywell.

Employees

We currently have 3 full time employees, consisting of three executives.

Properties

Our principal executive office is located at 8 Sky Light Court, Sacramento, CA 95828, and our telephone number is (916) 379-0324. We leased our office space, which consists of 9,300 square feet of office and warehouse space and paid a monthly rent of $3,341.00 until the termination of the original term on November 9, 2012. The Company has remained in the lease premises under the same terms as the original lease. The Company currently pays monthly rent in the amount of $3,627.

24

Legal Proceedings

Except for matter described below, we are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

On January 29, 2015, we received a notification from the Internal Revenue Service (the “IRS”) regarding deficiencies in our tax return for the year ended December 31, 2011. The notice was the result of not filing our tax return for the year then ended and included the results of an IRS examination which yielded an income tax amount due of $92,804 plus penalties and interest totaling $34,337 for a total amount due of $127,141. While we believe we will be able to successfully reduce the tax liability and assessed penalties to zero or near zero due to our net loss sustained during the year ended December 31, 2011, the possibility exists we will be unsuccessful and could face an assessment for the full amount of $127,141. There is no accrued liability for this potential payout as of December 31, 2014 given the inestimable nature of the outcome at this point.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name and age of officers and director as of September 15, 2015.

Name	Age	Position
David D. Singer	65	President, Chief Technology Officer and Director
Devon Jones	36	Chief Executive Officer and Director
Philip Kirkland	50	Chief Financial Officer, Chief Operating Officer and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

David D. Singer is the President and Chief Technology Officer (CTO) of the Intelligent Highway Solutions, Inc. From 2009 to 2011, he served as the CEO of American Control Technologies, a privately held company. From 2007 to 2009 he was President of Homeland Security Corporation (OTC: HSCC). From 2004 to 2007, he served as the COO of Tarallax, a privately held company. Mr. Singer’s service as President of Homeland Security Corporation has given him the requisite experience needed to serve as an officer and director of the Company.

Devon Jones is the Chief Executive Officer (CEO) of the Company. From June 2002 to November 2006, Mr. Jones served as the CEO of Connect One Communications, a telecom provider. He has a variety of electrical service certifications and has the requisite knowledge and skill in the electrical service industry which led to the conclusion that he should serve as a director of the Company.

Philip Kirkland is the Chief Operating Officer (COO) and Chief Financial Officer (CFO) of the Company. He founded Kid Conduit, Inc., a privately held business in 1996. He has a variety of electrical service certifications including an electrical contractor’s license which led to the conclusion that he should serve as a director of the Company.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

25

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the board of directors.

26

Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the United States Securities and Exchange Commission.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of the date of this report, our executive officers, directors and greater than 10 percent beneficial owners have not complied on a timely basis with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following executives of the Company received compensation in the amounts set forth in the chart below for the fiscal years ended December 31, 2014 and 2013. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non- Qualified Deferred Compensation Earnings	All Other Compensation		Totals ($)
David D. Singer	2014	$0	$0	$0	$0	$0	$2,500		$2,500
President and Chief Technology Officer	2013	$0	$0	$0	$0	$0	$12,625	(1)	$12,625
Devon Jones	2014	$50,000	$0	$0	$0	$0	$150,000	(2)	$200,000
Chief Executive Officer	2013	$50,000	$0	$0	$0	$0	$146,220	(3)	$196,220
Philip Kirkland	2014	$50,000	$0	$0	$0	$0	$150,000	(4)	$200,000
COO and Chief Financial Officer	2013	$50,000	$0	$0	$0	$0	$156,720	(5)	$206,720

(1)	This amount is for consulting services that were paid to Mr. Singer’s entity AWS Services, Inc.
(2)	This amount includes the following: (i) $120,000 pursuant to Mr. Jones’ consulting agreement and (ii) $30,000 for his yearly car allowance.
(3)	This amount includes the following: (i) $116,220 pursuant to Mr. Jones’ consulting agreement and (ii) $30,000 for his yearly car allowance. From January 1, 2013 through December 31, 2014, compensation due to Mr. Jones in the amount of $63,846 has accrued, but has not been paid.
(4)	This amount includes the following: (i) $120,000 pursuant to Mr. Kirkland’s consulting agreement and (ii) $30,000 for his yearly car allowance.
(5)	This amount includes the following: (i) $126,720 pursuant to Mr. Kirkland’s consulting agreement and (ii) $30,000 for his yearly car allowance. From January 1, 2013 through December 31, 2014, compensation due to Mr. Kirkland in the amount of $107,114 has accrued, but has not been paid.

27

Outstanding Equity Awards at Fiscal Year-End Table

There were no outstanding equity awards for the year ended December 31, 2014.

Compensation of Directors

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors; however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

Employment Agreements

On January 1, 2012, we entered into an employment agreement with our Chief Financial Officer, Philip Kirkland. Pursuant to the agreement, Mr. Kirkland’s employment will be for a term of three (3) years, unless removed earlier, and be compensated with an annual base salary of $50,000 plus a $30,000 yearly car allowance.

On January 1, 2012, we entered into an employment agreement with our Chief Executive Officer, Devon Jones. Pursuant to the agreement, Mr. Jones’s employment will be for a term of three (3) years, unless removed earlier, and be compensated with an annual base salary of $50,000 plus a $30,000 yearly car allowance.

Consulting Agreements

On April 22, 2011, we entered into a consulting agreement with Philip Kirkland to provide advisory, consulting and other services in relation to the Company’s operations. Pursuant to the agreement, Mr. Kirkland was paid a monthly consulting fee of $10,560, which continued until the termination of the agreement on December 31, 2012. The agreement was renewed on January 1, 2013 to extend through December 31, 2013. On January 1, 2014, the Company entered into a separate consulting agreement with Philip Kirkland to provide advisory, consulting and other services in relation to the Company’s operations which required total annual compensation of $120,000.

On April 22, 2011, we entered into a consulting agreement with Devon Jones to provide advisory, consulting and other services in relation to the Company’s operations. Pursuant to the agreement, Mr. Jones was paid a monthly consulting fee of $9,685, which continued until the termination of the agreement on December 31, 2012. . The agreement was renewed on January 1, 2013 to extend through December 31, 2013. On January 1, 2014, the Company entered into a separate consulting agreement with Devon Jones to provide advisory, consulting and other services in relation to the Company’s operations which required total annual compensation of $120,000.

From January 1, 2013 through December 31, 2014, compensation due to Mr. Jones in the amount of $63,846 has accrued, but has not been paid.

From January 1, 2013 through December 31, 2014, compensation due to Mr. Kirkland in the amount of $107,114 has accrued, but has not been paid.

We do not have any other employment agreements with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of December 15, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

28

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of December 15, 2015. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of December 15, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 8 Sky Light Court, Sacramento, CA 9582.

Directors and Executive Officers	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (1)	Amount and Nature of Beneficial Ownership of Preferred Stock	Percent of Preferred Stock

Directors and Executive Officers
David Singer, President, Chief Technology Officer, Director	7,000,000		* %	500,000	25.00%

Devon Jones, Chief Executive Officer, Director	41,540,000	(3)	1.63%	1,000.000	50.00%

Philip Kirkland, Chief Operation Officer, Chief Financial Officer, Director	41,540,000	(4)	1.63%
				1,000,000	50.00%
All directors and officers as a group (3 people)	90,080,000		3.54%	2,500,000	100%

5% Shareholders: None

* Represents less than 1%

(1) The number of shares beneficially owned includes shares of Common Stock that the owner or owners had the right to acquire on or within 60 days of December 11, 2015 including through the exercise of options or warrants. Also included are restricted shares of common stock, over which the owner or owners have voting power, but no investment power. Calculation based on 2,547,767,645 shares of Common Stock outstanding as of December 15, 2015 and calculated in accordance with Rule 13d-3 under the Exchange Act.

(2) Represents shares of common stock held by AWS Services, Inc., for which Philip Singer has voting and investment power over the shares beneficially held by the entity.

(3) Represents shares of common stock held by SCS, LLC, for which Devon Jones has voting and investment power over the shares beneficially held by the entity.

(4) Represents shares of common stock held by LRK Holdings, LLC, for which Philip Kirkland has voting and investment power over the shares beneficially held by the entity.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

A related person is defined as any person who is (1) a director or executive officer of the registrant, (2) any nominee for director, (3) any immediate family member of a director or executive officer of the registrant or of any nominee for director, (4) any person who is known to the Company to be the beneficial owner of more than 5% of any class of the registrant’s voting securities and (5) any immediate family of any person who is known to the Company to be the beneficial owner of more than 5% of any class of the registrant’s voting securities.

We have engaged an entity controlled by David Singer, a director of the Company to perform consulting services related to the development of new technologies. Payments to this party totaled $2,500 and $12,625 during the periods ended December 31, 2014 and 2013.

During the year ended December 31, 2014, the Company received an interest free $8,000 loan from a related party to fund operations. The loan is unsecured, due on demand and as such is included in current liabilities.

29

During the year ended December 31, 2014, the Company received an interest free $2,000 loan from a related party to fund operations. The loan is unsecured, due on demand and as such is included in current liabilities.

During the year ended December 31, 2014, the Company received a $10,000 loan from a related party to fund operations. The loan plus fixed interest of $1,000 was repaid in December 2014.

During the three months ended March 31, 2015, the Company received two separate $3,000 loans from a related party to fund operations. Each loan was entered into by the lender paying expenses on behalf of the company. The loans plus fixed interest of $500 were repaid in March 2015.

During the nine months ended September 30, 2015, the Company issued a total of 75,000,000 common shares as bonuses to officers at a total value of $481,500. The Company also issued a total of 2,500,000 series A preferred shares as bonuses to officers and directors at a total value of $500.

Director Independence

We have used the definition of “independence” contained in the listing rules of The NASDAQ Stock Market to make the determination as to whether or not our directors are independent, because our common stock is not currently listed on a national securities exchange. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Accordingly, we do not have an independent director as of September 15, 2015.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Resignation of Sam Kan & Company

As previously disclosed in Amendment Number 1 to Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2014 (the “8-K/A”), the Company accepted the resignation of Sam Kan & Company (“Sam Kan”) as Independent Registered Public Accountants on August 6, 2013. Sam Kan advised the Audit Committee that their firm will no longer be servicing public clients. On August 6, 2013, the Board of Directors of the Company accepted such resignation.

30

During the fiscal years ended December 31, 2011 and 2012 and through Sam Kan’s resignation on August 6, 2013, there were (1) no disagreements with Sam Kan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sam Kan, would have caused Sam Kan to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.  The report of Sam Kan on the Company's financial statements for the years ended December 31, 2011 and 2012 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

On February 20, 2014, the SEC denied Sam Kan the privilege of appearing or practicing before the SEC as an accountant. A copy of the order can be found at http://www.sec.gov/litigation/admin/2014/34-71585.pdf. We, therefore, are no longer allowed to include any audit report issued by Sam Kan in any filing with the SEC on or after February 20, 2014.

On April 9, 2014, the Company furnished Sam Kan with a copy of the disclosure in the 8-K/A, providing Sam Kan with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us in the 8-K/A in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.

Appointment of Sadler, Gibb & Associates, LLC (“Sadler”)

Concurrent with the acceptance of Sam Kan’s Resignation as our independent registered public accounting firm, the Board of Directors of the Company appointed Sadler as our independent registered public accounting firm.

During the years ended December 31, 2012 and 2011 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Sadler with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Sadler concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

On April 25, 2014, the Company’s management concluded that the previously issued financial statements for the year ended December 31, 2012 contained in the Company’s Annual Report on Form 10-K should no longer be relied upon because of the presentation of accounts receivable and liabilities related to factored receivables not being appropriately presented, the accounting for operating leases, the timing of the recording of certain revenue, cost of sales, operational and interest expenses to be presented in the correct accounting period and the accounting for certain equity items including the issuance of common shares and that those financial statements would be restated to appropriately reflect the carrying value of accounts receivable, liabilities related to factored receivable, capital and operating leases, the appropriate timing of revenue, costs of revenue, operational and interest expenses. During the Company’s audit of the year ended December 31, 2013, the Company determined that the financial statements filed for the year ended December 31, 2012 (the “Financial Statements”) contained items that were not presented in accordance with US Generally Accepted Accounting Principles including the presentation of accounts receivable, liabilities related to factored receivables, capital leases and related fixed assets, certain liabilities including accounts payable and accrued liabilities related to the timing of recognizing certain expenses and issuance of common stock.

31

Company will restate the Financial Statements to correct the presentation of accounts receivable, liabilities related to factored receivables, capital leases and related fixed assets, certain liabilities including accounts payable and accrued liabilities related to the timing of recognizing certain expenses and common stock and file an amendment to the Annual Report with the Securities and Exchange Commission as soon as practicable.

Dismissal of Sadler, Gibb & Associates, LLC

On May 13, 2015, the Board of Directors of Intelligent Highway Solutions, Inc. (the “Company”) dismissed Sadler, Gibb & Associates, LLC (“Sadler”) as its independent registered public accounting firm.

The report of Sadler on the audited financial statements of the Company for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal years ended December 31, 2014 and December 31, 2013.

During the Company’s two most recent fiscal years, the subsequent interim period thereto, and through May 13, 2015, there were no disagreements (as defined in Item 304 of Regulation S-K) with Sadler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sadler, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the Company’s two most recent fiscal years, the subsequent interim period thereto, and through May 13, 2015, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Company furnished Sadler with a copy of the Current Report on Form 8-K on May 14, 2015, providing Sadler with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Sadler’s letter addressed to the SEC is filed as Exhibit 16.1 to the Current Report on Form 8-K on May 14, 2015.

Engagement of Anton & Chia, LLP

On May 13, 2015, the Board of Directors of the Company engaged Anton & Chia, LLP (“Anton”) as our independent registered public accounting firm.

During the years ended December 31, 2014, and 2013, the subsequent interim period thereto, and through May 13, 2015, neither the Company nor anyone acting on its behalf consulted Anton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Anton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SELLING STOCKHOLDER

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholder identified below. We are registering the shares to permit the selling stockholder to resell the shares when and as it deems appropriate in the manner described in the “Plan of Distribution.” As of December 15, 2015, there are 2,547,767,645 shares of common stock issued and outstanding.

The following table sets forth:

•	the name of the selling stockholder,
•	the number of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this Prospectus,
•	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this Prospectus, and

32

•	the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

The selling stockholder has never served as our officer or director or any of its predecessors or affiliates within the last three years, nor has the selling stockholder had a material relationship with us. The selling stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholder did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

The selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholder will sell all of the shares offered for sale. The selling stockholder is under no obligation, however, to sell any shares pursuant to this Prospectus.

Name	Shares of Common Stock Beneficially Owned prior to Offering(1)	Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Beneficially Owned after Offering	Percent of Ownership after Offering
GHS Partners, LLC	600,000,000	600,000,000	0	0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

PLAN OF DISTRIBUTION

Pursuant to the terms of the Equity Purchase Agreement, GHS committed to purchase up to $5,000,000 of our Common Stock during the Open Period. From time to time during the Open Period, we may deliver a drawdown notice to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the put notice (the “Put Notice”). The maximum investment amount per notice shall be twice the average of the trading volume in dollar for the Company’s Common Stock during the ten (10) trading days preceding the date of the Put Notice, but in no event lower than five thousand ($5,000) dollars or higher than one hundred thousand ($100,000) dollars without prior approval of GHS. The total purchase price to be paid, in connection to the Put Notice, by GHS shall be calculated at a thirty percent (30%) discount to the average of the two (2) lowest closing bid prices of the Company’s Common Stock during the five (5) consecutive trading days immediately after the applicable Put notice date, notwithstanding certain provisions pursuant to the Equity Purchase Agreement.

In connection with the Equity Purchase Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which we are obligated to file a registration statement with the SEC. We are obligated to use all commercially reasonable efforts to maintain an effective registration statement until termination of the Equity Purchase Agreement.

The 600,000,000 shares to be registered herein represent 23.55% of the total shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale.

33

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Equity Purchase Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

GHS will periodically purchase our Common Stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to GHS to raise the same amount of funds, as our stock price declines.

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales after this registration statement becomes effective;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay all fees and expenses in connection to the registration of the shares of common stock. GHS intends to sell/distribute the shares of common stock that they acquire from the Company in the open market.

The selling stockholder shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

34

If the selling stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, GHS is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed GHS that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised GHS of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the Equity Purchase Agreement, GHS shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

 LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, PC, Lawrenceville, New Jersey.

EXPERTS

The financial statements as of and for the years ended December 31, 2014 and December 31, 2013 included in this Prospectus and the registration statement have been audited by Sadler, Gibbs & Associates, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. As of May 13, 2015, the Board of Directors of the Company dismissed Sadler and engaged Anton & Chia, LLP as our independent registered public accounting firm.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

35

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

INTELLIGENT HIGHWAY SOLUTIONS, INC.

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the Fiscal Years Ended December 31, 2014 and 2013
F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheets as of December 31, 2014 and 2013
F-3	Statements of Operations for the fiscal years ended December 31, 2014 and 2013
F-4	Statements of Stockholders’ Deficit for the fiscal years ended December 31 2014 and 2013
F-5	Statements of Cash Flows for the fiscal years ended December 31, 2014 and 2013
F-6	Notes to Financial Statements

Financial Statements for the Three and Nine Months Ended September 30, 2015 and 2014

F-22	Unaudited Condensed Balance Sheets as of September 30, 2015 and 2014
F-23	Unaudited Condensed Statements of Operations for the three and nine months ended September 30, 2015 and 2014
F-24	Unaudited Condensed Statements of Cash Flows for the nine months ended September 30, 2015 and 2014
F-25	Notes to Unaudited Financial Statements

36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Intelligent Highway Solutions, Inc.

We have audited the accompanying balance sheets of Intelligent Highway Solutions, Inc. (the Company) as of December 31, 2014 and 2013 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Intelligent Highway Solutions, Inc. as of December 31, 2014 and 2013, and the results of their operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs as of December 31, 2014 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

May 7, 2015

F-1

INTELLIGENT HIGHWAY SOLUTIONS

BALANCE SHEETS

	December 31,
	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$95,251	$28,664
Contracts receivable, net	139,908	-
Costs and estimated earnings in excess of billings on uncompleted contracts	115,801	-
Prepaid expenses	77,161	194,481
Deferred loan costs, current	96,705	182,324
Total current assets	524,826	405,469

Property and equipment, net of accumulated depreciation of $8,731 and $1,607	14,940	1,752
Deferred loan costs, net	1,904	78,833
Prepaid expenses	69,371	-

Total assets	$611,041	$486,054

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Bank overdraft	$40	$40
Accounts payable	170,529	89,562
Accrued expenses and other liabilities	1,002,854	909,105
Notes payable, current portion	185,000	252,274
Convertible notes payable, current portion, net of discounts of $95,571 and $0	528,929	30,000
Notes payable, related party, current portion	10,000	-
Derivative liability	167,970	46,023
Accrued interest	76,671	113,599
Total current liabilities	2,141,993	1,440,603

Notes payable, net of current portion	100,000	-
Convertible notes payable, net of discounts of $49,829 and $589,075	30,171	310,925

Total liabilities	2,272,164	1,751,528

Stockholders' deficit
Common stock, $0.00001 par value; 100,000,000 shares authorized; 30,589,839 and 11,933,666 issued; 30,539,839 and 11,933,666 outstanding at December 31, 2014 and 2013	306	119
Additional paid-in capital	5,247,786	2,071,274
Treasury stock, 50,000 shares at $.084 per share	(4,200)	-
Accumulated deficit	(6,905,015)	(3,336,867)
Total stockholders' deficit	(1,661,123)	(1,265,474)

Total liabilities and stockholders' deficit	$611,041	$486,054

See accompanying notes to financial statements.

F-2

INTELLIGENT HIGHWAY SOLUTIONS

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013
Revenue	$1,016,489	$833,528
Cost of sales	787,899	778,139
Gross profit	228,590	55,389

Operating expenses
Salaries and wages	279,735	238,081
General and administrative	1,483,104	1,253,838
Total operating expenses	1,762,839	1,491,919

Loss from operations	(1,534,249)	(1,436,530)

Other income (expense)
Gain on extinguishment of debt	108,576	(87,219)
Loss on derivative fair value adjustment	(128,969)	27,428
Penalties	(124,398)	-
Legal settlements	(354,064)	-
Interest expense	(1,535,044)	(490,195)
Total other expense	(2,033,899)	(549,986)

Loss before income taxes	(3,568,148)	(1,986,516)

Provision for income taxes	-	-

Net loss	$(3,568,148)	$(1,986,516)

Basic and diluted loss per common share	$(0.19)	$(0.18)

Basic and diluted weighted average shares outstanding	19,204,776	11,056,661

See accompanying notes to financial statements.

F-3

INTELLIGENT HIGHWAY SOLUTIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock		Additional Paid-in	Treasury	Accumulated
	Shares	Amount	Capital	Stock	Deficit	Total
Balance, December 31, 2012	10,729,666	$107	$161,523	$-	$(1,350,351)	$(1,188,721)

Common stock issued for services	1,104,000	11	744,604	-	-	744,615
Common stock issued for extension of note	100,000	1	88,499	-	-	88,500
Options issued for loan costs	-	-	276,648	-	-	276,648
Debt discounts recorded on convertible notes payable	-	-	800,000	-	-	800,000
Net loss, year ended December 31, 2013	-	-	-	-	(1,986,516)	(1,986,516)
Balance, December 31, 2013	11,933,666	119	2,071,274	-	(3,336,867)	(1,265,474)

Common stock issued for services	5,275,000	53	828,270	-	-	828,323
Common stock issued for loan costs	650,000	6	115,244	-	-	115,250
Common stock issued for conversion of notes payable	8,796,579	88	952,900	-	-	952,988
Common stock issued for conversion of interest payable	582,928	6	63,721	-	-	63,727
Common stock issued as settlement of accounts payable	7,500	-	3,000	-	-	3,000
Common stock issued as legal settlement	752,616	8	354,056	-	-	354,064
Common stock issued for penalties	1,160,000	12	93,404	-	-	93,416
Common stock issued for cash	1,431,550	14	87,902	-	-	87,916
Common stock repurchased	(50,000)	-	-	(4,200)	-	(4,200)
Options issued for loan costs	-	-	11,331	-	-	11,331
Debt discounts recorded on convertible notes payable	-	-	80,000	-	-	80,000
Change in fair market value of derivative liabilities	-	-	586,786	-	-	586,684
Net loss, year ended December 31, 2014	-	-	-	-	(3,568,148)	(3,568,148)
Balance, December 31, 2014	30,539,839	$306	$5,247,786	$(4,200)	$(6,905,015)	$(1,661,123)

See accompanying notes to financial statements.

F-4

INTELLIGENT HIGHWAY SOLUTIONS

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(3,568,148)		$(1,986,516)
Adjustments to reconcile net loss to net cash used in operating activities
Common stock issued for services	828,323		314,616
Common stock issued for penalties	93,417		-
Common stock issued for legal settlements	354,064		-
Excess fair value of common stock issued for conversion of note payable	25,000		-
Gain on forgiveness of debt	(108,576)		87,219
Depreciation	7,124		672
Amortization of deferred loan costs	243,130		366,240
Amortization of prepaid expenses	232,949		-
Loss on derivative fair value adjustment	128,969		(27,428)
Excess derivative liability charged to interest	109,210		43,451
Allowance for doubtful accounts	-		(45,820)
Amortization of debt discount	994,126		240,925
Expenses paid on behalf of company	34,500		55,664
Changes in operating assets and liabilities
Contracts receivable	(139,908)		512,106
Earnings in excess of billings	(115,801)
Other receivables	-		120
Deposits	-		6,005
Prepaid expenses	-		21,965
Deferred loan costs	-		-
Accounts payable	47,015		23,374
Accrued interest	37,048		76,481
Accrued expenses and other liabilities	93,749		(399,080)
Net cash used in operating activities	(703,809)		(710,006)

Cash flows from investing activities
Purchase of equipment	(20,312)		-
Net cash used in investing activities	(20,312)		-

Cash flows from financing activities
Repayment of bank overdraft	-		(1,678)
Proceeds from bank overdraft	-		40
Proceeds from convertible notes payable	583,500		760,836
Repayments of convertible notes payable	(171,508)		-
Proceeds from notes payable	435,000		20,000
Repayments of notes payable	(150,000)		(40,528)
Proceeds from related party notes payable	10,000		-
Proceeds from common stock issued for cash	87,916		-
Purchase of treasury stock	(4,200)		-
Net cash provided by financing activities	790,708		738,670

Change in cash and cash equivalents	66,587		28,664
Cash at beginning of period	28,664		-
Cash at end of period	$95,251		$28,664

Supplemental disclosures of cash flow information
Cash paid for interest	$16,129		$25,271
Cash paid for income taxes	$-		$-

Supplemental disclosure of non-cash financing activities:
Common stock issued for note conversion	$952,988		$-
Common stock issued for accrued interest conversion	$63,727		$-
Common stock issued for debt issuance costs	$69,251		$-
Assumption of note payable	$212,526		$-
Debt discount from warrants and beneficial conversion features issued with debt	$11,331		$-
Debt discount on convertible notes	$80,000		$800,000
Initial measurements of derivative liabilities	$470,451		$30,000
Conversion of derivative liabilities	$586,683	$
Stock options issued for prepaid expenses	$-		$276,648
Common stock issued for prepaid expenses	$185,000		$518,000

See accompanying notes to financial statements.

F-5

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 1 – ORGANIZATION

Organization, Nature of Business and Trade Name

Intelligent Highway Solutions, Inc.  (the “Company” or “IHS”) was formed on April 22, 2011; IHS is a technology based intelligent highway solutions contractor. Through June 30, 2013, the Company’s primary focus was in the California transportation market providing services that range from providing labor, materials, and related equipment for corrective service and maintenance services for the State’s transportation infrastructure. Since that time, the Company has devoted its time to electrical service contracts. Additionally, the Company intends to develop transportation technology services that enable vehicles, roads, traffic lights, message signs, and other elements to become “intelligent” by embedding them with microchips and sensors and by empowering them to communicate with each other via wireless technologies. The acceleration of data collection and communication will allow state governments to improve transportation system performance by reducing congestion and increasing both traveler safety and convenience.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

F-6

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Contracts Receivable

Contracts receivable from construction, operations and maintenance are based on amounts billed to customers. The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivable, historical collection information, and existing economic conditions. Normal contracts receivable are due 30 days after issuance of the invoice. Contract retentions are usually due 30 days after completion of the project and acceptance by the owner. Contracts receivable past due more than 60 days are considered delinquent. Delinquent contracts receivable are written off based on individual credit evaluation and specific circumstances of the customer. The Company had bad debt expense of $0 and $1,607 during the years ended December 31, 2014 and 2013, respectively. The allowance for doubtful accounts is $0 as of December 31, 2014.

Property, Plant and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed over the estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Life
Furniture and fixtures	3 - 5 years

Machinery and equipment	5 years

Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method. Balances of each asset class as of December 31, 2014 and 2013 were:

F-7

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant and Equipment (continued)

	December 31, 2014	December 31, 2013
Machinery and equipment	$2,149	$2,149
Furniture and fixtures	6,273	1,210
Vehicles	15,249	-
Sub Total	$23,671	$3,359

Accumulated depreciation	(8,731)	(1,607)
Total	$14,940	$1,752

Depreciation expense for the years ended December 31, 2014 and 2013 was $7,123 and $672, respectively.

Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013
Deferred rent payable	$(51)	$2,673
Payroll tax liabilities	767,109	637,139
Other payroll accruals	25,234	51,711
Other	210,562	217,582
Total	$1,002,854	$909,105

Revenues and Cost of Revenues

Revenues from fixed-price and cost-plus contracts are recognized on the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of the actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured on the cost-to-cost method.

F-8

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenues and Cost of Revenues (continued)

Cost of revenues include all direct material, sub-contract, labor, and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changed in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. Claims for additional contract revenue are recognized when realization of the claim in probable and the amount can be reasonably determined.

The asset, “cost and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Cost of sales totaled $787,899 and $778,139 during the years ended December 31, 2014 and 2013, respectively.

Reclassifications

Certain prior-year amounts have been reclassified in order to conform to the current-year presentation.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Convertible debt

The Company records a beneficial conversion feature related to the issuance of convertible debts that have conversion features at fixed or adjustable rates. The beneficial conversion feature for the convertible instruments is recognized and measured by allocating a portion of the proceeds as an increase in additional paid-in capital and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion features. The beneficial conversion feature will be accreted by recording additional non-cash interest expense over the expected life of the convertible notes.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the specified period. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and potential common shares during the specified period. For the years ended December 31, 2014 and 2013, potential common shares are not included in the diluted net loss per share calculation as their effect would be anti-dilutive.  Such potentially dilutive shares are excluded when the effect would be to reduce net loss per share.  There were 9,303,825 and 3,274,868 such potentially dilutive shares excluded for the years ended December 31, 2014 and 2013, respectively.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

F-9

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 4 – CONTRACTS RECEIVABLE, NET

Contracts receivable consisted of the following at December 31, 2014:

Completed contracts	$-
Contracts in progress	139,908
Unbilled	-
139,908
Retentions:
Completed contracts	-
Contracts in progress	-
-
139,908
Allowance for doubtful accounts	-
$139,908

NOTE 5 – COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

The following is a summary of the contracts in progress at December 31, 2014:

Costs incurred on uncompleted contracts	$1,001,458
Estimated net loss on uncompleted contracts	-
1,001,458
Billings to date	(885,657)
$115,801

This amount is included in the accompanying balance sheet under the following captions at December 31, 2014:

Costs and estimated earnings in excess of billings on uncompleted contracts	$115,801

NOTE 6 - FAIR VALUE MEASUREMENTS

On a recurring basis, we measure certain financial assets and liabilities based upon the fair value hierarchy.  The following table presents information about the Company’s liabilities measured at fair value as of December 31, 2014 and 2013:

	Level 1	Level 2	Level 3	Fair Value at December 31, 2014
Liabilities
Derivative Liability	-	$167,970	-	$167,970

	Level 1	Level 2	Level 3	Fair Value at December 31, 2013
Liabilities
Derivative Liability	-	46,023	-	46,023

The changes in the fair value of recurring fair value measurements are measured using the Black Scholes valuation model, and relate solely to the derivative liability as follows:

Balance at December 31, 2013	$46,023
Derivative liabilities recorded	579,661
Change due to note conversion	(586,683)
Fair value adjustment	128,969
Balance at December 31, 2014	$167,970

NOTE 7 – NOTES PAYABLE

On November 21, 2011 the Company received a loan in the amount of $27,000 from Byrd & Company LLC, Emerging Markets Consulting LLC, and Douglas S. Hackett ($9,000 from each party). The loan is unsecured and bears a simple interest of 12% per annum to be amortized in 6 equal installments of principal and interest commencing January 1, 2012 through June 1, 2012. Our Chief Executive Officer, Devon Jones, and our Chief Financial Officer and Chief Operating Officer, Philip Kirkland, have personally guaranteed this loan.  On March 1, 2012, the Company issued Emerging Markets Consulting, LLC shares of common stock equivalent to $19,000, $10,000 for cash and $9,000 in satisfaction of the outstanding loan.  Accordingly, the loan from Emerging Markets Consulting, LLC is no longer outstanding.   Byrd & Company was repaid $3,803 and $3,917 during the years ended December 31, 2013 and 2012 with the remaining balance of $1,200 being forgiven during the year ended December 31, 2013. During the year ended December 31, 2014, the Company issued a total of 200,000 shares of common stock in satisfaction of the remaining $9,000 principal on the note with accrued interest of $2,888 being forgiven. There was $0 and $9,000 in principal plus accrued interest of $0 and $2,278 due at December 31, 2014 and 2013, respectively.

F-10

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 7 – NOTES PAYABLE (CONTINUED)

On April 14, 2014, the Company received a loan in the amount of $90,000 from Innovest, LLC. The loan is due on August 14, 2014 with $30,000 payment due on each June 14, 2014; July 14, 2014 and August 14, 2014. The loan is unsecured and non-interest bearing. In the event of default, the note shall bear interest at 18% per annum. Additionally, the Company is obligated to issue 50,000 shares of common stock in the event of late payments. The note holder was also issued 75,000 shares of common stock as an incentive to enter into the note. The Company did not make the required principal payment on July 17, 2014 resulting in 50,000 shares of common stock being issued to Innovest and the note beginning to accrue interest at the rate of 18% per annum. Additionally, the Company did not make the required principal payment on August 17, 2014 resulting in an additional 50,000 shares of common stock being issued to Innovest. There was $60,000 of principal plus accrued interest of $900 outstanding as of December 31, 2014.

On May 22, 2014, the Company entered into two separate note agreements for $50,000 ($100,000 total). The notes carried a fixed interest amount of $400 and were due on June 15, 2014. If the loans were not repaid by the due date, the Company had the obligation to issue 25,000 shares of common stock to each note holder for each consecutive week the notes were outstanding. Additionally, the note holders each received 100,000 shares of common stock as an incentive to enter into the notes and had the right to sell back 25,000 shares of common stock to the Company for $2,100. The notes, including the fixed interest amounts, were repaid on June 26, 2014. Additionally, each note holder exercised its right to sell back 25,000 shares of common stock each to the Company for $2,100. Late penalties yielded an additional 50,000 common shares being issued to each note holder.

On August 5, 2014, the Company entered into two separate note agreements for $50,000 ($100,000 total). The notes carried a fixed interest amount of $800 and are due on October 4, 2014. If the loans were not repaid by the due date, the Company had the obligation to issue 25,000 shares of common stock to each note holder for each consecutive week the notes were outstanding. The Company did not repay the notes during the year ended December 31, 2014 resulting in 325,000 common shares being issued to each note holder (750,000 total common shares) as penalties. Additionally, the note holders each received 125,000 shares of common stock as an incentive to enter into the notes and had the right to sell back 50,000 shares of common stock to the Company for $4,200. There was a total of $100,000 in principal and $1,600 of accrued interest due at December 31, 2014.

On April 17, 2014, the Company received a loan in the amount of $20,000 from Seton Securities. An additional $5,000 was received on July 15, 2014. The loans are unsecured, due on demand and non-interest bearing. There was $25,000 and $0 in principal and no accrued interest due at December 31, 2014 and 2013.

On September 25, 2014, the Company received a loan from an unrelated party totaling $10,000. The note carried a fixed interest amount of $700 and was due on October 9, 2014. The note holder is entitled to receive 10,000 shares of common stock for each week beyond the due date the note is not repaid. The note was repaid on November 13, 2014 resulting in a total of 60,000 common shares being issued as a penalty. Additionally, the Company issued 25,000 shares of common stock as an incentive to enter into the note. There was no principal or accrued interest due as of December 31, 2014.

On October 22, 2014, the Company received a loan from an unrelated party totaling $100,000. The note carries an interest rate of 12% per annum and is due on October 22, 2016. Additionally, the note is secured by the vehicles owned by the company. There was $100,000 of principal and accrued interest of $2,301 due as of December 31, 2014.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

On October 26, 2012, the Company received a loan totaling $30,000 from an unrelated party. The note bears interest at 10% per annum and had an original maturity date of April 26, 2013; however, the Company is in negotiations to extend the maturity date. There was $30,000 in principal plus accrued interest of $6,542 and $4,627 at December 31, 2014 and 2013. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30.

F-11

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 8 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

On February 27, 2014, the Company received a loan totaling $339,026 from an unrelated party. The note bears interest at 10% per annum and matures February 27, 2015. Of the $339,026 total note, $212,526 was paid to former note holders on our behalf and $1,500 was withheld as debt issue costs resulting in net cash proceeds to the company of $125,000. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to a 35% discount from the lowest daily volume weighted average price in the five days prior to conversion, but not less than $0.00004. On various dates during the year ended December 31, 2014, the Company accepted twenty separate partial conversions of the note resulting in a total of 4,063,247 shares of common stock being issued in exchange for $242,526 of principal. Additionally, the Company accepted a single conversion of accrued interest resulting in 408,727 shares being issued in exchange for $8,369 of accrued interest. There was $96,500 in principal plus $10,165 in accrued interest due at December 31, 2014.

On January 30, 2014, the Company entered into a note with an unrelated party to borrow up to $300,000 which would carry $35,000 as an original issue discount bringing the total note to $335,000 if fully borrowed. Upon closing the agreement, the Company received a loan totaling $50,000 which carried a prorated original issue discount of $5,833 bringing the total note to $55,833. An additional $55,000 was borrowed during the year ended December 31, 2014 which carried a prorated original issue discount of $17,137. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to the lesser of $0.65 or 60% of the lowest trade price in the twenty five (25) trading days prior to conversion and become convertible 180 days after the effective date which is July 29, 2014. The note requires a minimum of two million five hundred thousand (2,500,000) to be held in reserve in the instance of conversion. The note carried interest at 12% per annum and is due on January 30, 2016. During the year ended December 31, 2014, the Company accepted six separate partial conversions from the note holder resulting in 2,500,000 shares of common stock being issued in exchange for $66,462 of principal and made cash repayments of $27,917. There was no interest or principal due as of December 31, 2014.

On September 3, 2014, the Company received a loan totaling $100,000 from an unrelated party. The note carried fixed interest of $10,000 and was due on September 11, 2014. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to a 35% discount from the lowest daily volume weighted average price in the five days prior to conversion, but not less than $0.00004. The note holder did not elect to convert any portion of the note and the principal plus fixed interest totaling $110,000 was repaid on September 11, 2014.

On November 13, 2014, the Company received a loan totaling $104,000 from an unrelated party. The note carries interest at 8% per annum and is due on August 17, 2015 with a default interest rate of 22% should the note not be repaid by the maturity date. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 52% discount from the average of the lowest three trading prices of the Company’s common stock during the preceding ten trading days. There was $104,000 of principal and $1,094 of accrued interest payable at December 31, 2014.

On December 16, 2014, the Company received a loan totaling $54,000 from an unrelated party. The note carries interest at 8% per annum and is due on September 18, 2015 with a default interest rate of 22% should the note not be repaid by the maturity date. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 52% discount from the average of the lowest three trading prices of the Company’s common stock during the preceding ten trading days. There was $54,000 of principal and $178 of accrued interest payable at December 31, 2014.

On December 12, 2014, the Company received a loan totaling $50,000 from an unrelated party. The note carries interest at 10% per annum and is due on December 12, 2015. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 40% discount from the lowest closing bid price for the Company’s common stock for the fifteen prior trading days. There was $50,000 of principal and $260 of accrued interest payable at December 31, 2014.

F-12

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 8 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

During the year ended December 31, 2013, the Company entered into additional debt agreements with various individuals to borrow a total of $900,000, of which $55,664 went directly to third parties to pay off amounts owed by the Company, $83,500 went to the placement agent and were recorded as debt issuance costs to be amortized over the life of the note, leaving the Company with net proceeds of $760,836. The notes accrue interest at 10% per annum and are due in are due in full between January and December 2015 with no repayments due before maturity. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30. The intrinsic value of the conversion feature in these notes resulted in debt discounts totaling $800,000 which will be amortized over the lives of the notes. $210,925 of the debt discounts were recognized in interest expense during the year ended December 31, 2013 leaving an unamortized discount of $589,075 at December 31, 2013.

The following table depicts the amounts due for each convertible note as of December 31, 2013:

	Maturity Date	Principal	Debt Discount	Carrying Amount, Current Portion	Carrying Amount, Long Term Portion	Accrued Interest
Note holder 1	1/24/2015	$100,000	$-	$-	$100,000	$8,795
Note holder 2	4/26/2015	60,000	(39,370)	-	20,630	4,126
Note holder 3	5/3/2015	25,000	(16,712)	-	8,288	1,658
Note holder 4	5/9/2015	100,000	(67,671)	-	32,329	6,466
Note holder 4	5/31/2015	50,000	(35,342)	-	14,658	2,932
Note holder 5	5/17/2015	50,000	(33,836)	-	16,164	3,233
Note holder 6	5/30/2015	100,000	(66,849)	-	33,151	6,630
Note holder 7	5/9/2015	50,000	(33,836)	-	16,164	3,233
Note holder 8	5/9/2015	50,000	(34,315)	-	15,685	3,137
Note holder 9	6/7/2015	25,000	(17,911)	-	7,089	1,418
Note holder 10	7/1/2015	100,000	(74,932)	-	25,068	5,014
Note holder 10	10/29/2015	25,000	(23,048)	-	1,952	390
Note holder 11	7/15/2024	50,000	(38,425)	-	11,575	2,315
Note holder 12	8/20/2015	25,000	(20,925)	-	4,075	815
Note holder 12	10/18/2015	25,000	(22,911)	-	2,089	418
Note holder 13	10/23/2015	20,000	(18,055)	-	1,945	389
Note holder 16	12/30/2015	45,000	(44,939)	-	63	12
Note holder 19	4/26/2013	30,000	-	30,000	-	4,627

Total		$930,000	$(589,075)	$30,000	$310,925	$55,608

F-13

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 8 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

During the year ended December 31, 2014, the Company entered into debt agreements with various individuals to borrow a total of $80,000 which was $75,000 in cash and $5,000 as a reduction of accounts payable. The notes accrue interest at 10% per annum and are due in are due in full between March and April 2016 with no repayments due before maturity. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30. The intrinsic value of the conversion feature in these notes resulted in debt discounts totaling $80,000 which will be amortized over the lives of the notes. $30,171 of the debt discounts were recognized in interest expense during the year ended December 31, 2014 leaving an unamortized discount of $49,829 at December 31, 2014. Additionally, during the year ended December 31, 2014, the Company accepted the full conversion of nine notes and the partial conversion of another to common stock at $0.30 per share resulting in 1,733,332 shares of common stock being issued in consideration of $610,000 of principal plus 174,201 shares of common stock being issued in consideration of $55,358 of accrued interest.

The following table depicts the amounts due for each convertible note as of December 31, 2014:

	Maturity Date	Principal	Debt Discount	Carrying Amount, Current Portion	Carrying Amount, Long Term Portion	Accrued Interest
Note holder 1	1/24/2015	$50,000	$-	$50,000	$-	$14,124
Note holder 1	4/28/2016	15,000	(9,842)	-	5,158	732
Note holder 4	3/21/2016	30,000	(18,288)	-	11,712	2,342
Note holder 7	5/9/2015	50,000	(8,836)	41,164	-	8,233
Note holder 10	11/4/2015	25,000	(10,548)	14,452	-	2,890
Note holder 11	7/15/2024	50,000	(13,425)	36,575	-	7,315
Note holder 12	9/3/2015	25,000	(8,425)	16,575	-	3,315
Note holder 12	10/31/2015	25,000	(10,411)	14,589	-	2,918
Note holder 13	10/21/2015	20,000	(8,055)	11,945	-	2,389
Note holder 16	12/30/2015	45,000	(22,438)	22,562	-	4,512
Note holder 17	3/26/2016	25,000	(15,411)	-	9,589	1,918
Note holder 18	4/4/2016	10,000	(6,288)	-	3,712	742
Note holder 19	4/26/13	30,000	-	30,000	-	6,542
Note holder 20	2/27/15	96,500	(13,434)	83,066	-	10,165
Note holder 21	8/17/15	104,000	-	104,000	-	1,094
Note holder 21	9/18/15	54,000	-	54,000	-	178
Note holder 22	12/12/15	50,000	-	50,000	-	260

Total		$704,500	$(145,400)	$528,929	$30,717	$51,430

NOTE 9 – RELATED PARTY TRANSACTIONS

We have engaged an entity controlled by the director of the Company to perform consulting services related to the development of new technologies. Payments to this party totaled $2,500 and $12,625 during the year ended December 31, 2014 and 2013, respectively.

During the year ended December 31, 2014, the Company received an interest free $8,000 loan from a related party to fund operations. The loan is unsecured, due on demand and as such is included in current liabilities.

During the year ended December 31, 2014, the Company received an interest free $2,000 loan from a related party to fund operations. The loan is unsecured, due on demand and as such is included in current liabilities.

During the year ended December 31, 2014, the Company received a $10,000 loan from a related party to fund operations. The loan plus fixed interest of $1,000 was repaid in December 2014.

F-14

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 10 – COMMON STOCK

The Company is authorized to issue up to 100,000,000 shares of $0.00001 par value common stock. During the year ended December 31, 2014, the Company issued a total of 5,275,000 common shares for services provided by various consultants; 7,500 common shares as settlement of a payable; 752,616 common shares as settlements of certain claims brought against the company by two separate entities; 8,796,579 common shares for total note conversions of $927,988; 582,928 common shares for total accrued interest conversions of $63,727; 1,431,550 common shares for total cash proceeds of $87,916; 1,160,000 common shares valued at $93,416 for default penalties on notes payable; 650,000 common shares as debt issue costs and repurchased a total of 50,000 common shares for $4,200 of cash.

There was 30,589,839 shares issued and 30,539,839 outstanding as of December 31, 2014.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

Payroll Tax Liabilities

As of December 31, 2014 and 2013, the Company had accrued $767,109 and $637,139 and in payroll tax liabilities.  The payment of these liabilities has not been made due to our limited profitability.  Due to the uncertainty regarding our future profitability, it is difficult to predict our ability to pay these liabilities.   As a result, a federal tax lien has been levied that will have to be satisfied.

Federal Income Tax Liability

On January 29, 2015, we received a notification from the Internal Revenue Service (the “IRS”) regarding deficiencies in our tax return for the year ended December 31, 2011. The notice was the result of not filing our tax return for the year then ended and included the results of an IRS examination which yielded an income tax amount due of $92,804 plus penalties and interest totaling $34,337 for a total amount due of $127,141. While we believe we will be able to successfully reduce the tax liability and assessed penalties to zero or near zero due to our net loss sustained during the year ended December 31, 2011, the possibility exists we will be unsuccessful and could face an assessment for the full amount of $127,141. There is no accrued liability for this potential payout as of December 31, 2014 given the inestimable nature of the outcome at this point.

Vehicle Leases

The Company previously had entered into twelve separate month to month leases on various vehicles which required total monthly payments of $3,971. The vehicles related to these leases were purchased by the Company in April 2014.

Office and Warehouse Lease

The Company is required under the terms of the rental lease to make monthly lease payments.

The Company’s property lease is for an initial period of thirteen months from October 2011 and may be extended in two separate thirteen-month increments for up to a total term of 39 months. The lease was extended for an additional twelve month period commencing on January 9, 2015 requiring monthly rental payments of $3,700. The Company may not terminate this lease prior to the agreed upon termination date. The minimum future annual rental commitments are as follows:

2015	44,480
2016	973

Total annual lease commitments	$45,453

F-15

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 12 – DERIVATIVE LIABILITY

As of December 31, 2014 the Company had a $167,970 derivative liability balance on the balance sheet and recorded a loss from derivative liability fair value adjustment of $128,969 during the year ended December 31, 204.  The derivative liability activity comes from convertible notes payable as follows:

As discussed in Note 8 – “Convertible Notes Payable”, during 2012, the Company issued an aggregate of $30,000 Convertible Promissory Notes to an unrelated party that matured on April 26, 2013. The Company is currently negotiating an extension of the maturity date and anticipates to successfully do so. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate of $0.30 per share.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $73,451.  Of the total, $30,000 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $43,451 was charged to operations as non-cash interest expense. The fair value of $73,451 was recorded as a derivative liability on the balance sheet.

The debt discount for the note was amortized over the term of our stock’s opening trading day to the original maturity, or two days. On December 31, 2014, the Company marked-to-market the fair value of the derivative liabilities related to note and determined an aggregate fair value of $1,594 and recorded a gain of $44,429 from change in fair value of derivatives for year ended December 31, 2014. The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 481%, (3) risk-free interest rate of 0%, (4) expected life of 0.25 of a year, and (5) estimated fair value of the Company’s common stock of $0.03 per share.

As discussed in Note 8 – “Convertible Notes Payable”, on February 27, 2014, the Company issued an aggregate of $339,026 Convertible Promissory Notes to an unrelated party that mature on February 27, 2015. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 35% discount from the lowest daily volume weighted average price in the five days prior to conversion, but not less than $0.00004.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

F-16

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 12 – DERIVATIVE LIABILITY (CONTINUED)

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $260,398 which was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  The fair value of $260,398 was recorded as a derivative liability on the balance sheet.

The debt discount for the notes will be amortized over the term of the note, or one year. On December 31, 2014, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $166,376 and recorded a $271,390 loss from change in fair value of derivatives for year ended December 31, 2014. The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 492%, (3) risk-free interest rate of 0%, (4) expected life of 0.16 of a year, and (5) estimated fair value of the Company’s common stock of $0.03 per share.

As discussed in Note 8 – “Convertible Notes Payable”, on January 30, 2014, the Company entered into a note with an unrelated party to borrow up to $300,000. The note may be converted to common stock at the option of the holder at a rate equal to the lesser of $0.65 or 60% of the lowest trade price in the twenty five (25) trading days prior to conversion and become convertible 180 days after the effective date which is July 29, 2014. The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the date the note became convertible was $174,114 which resulted in a debt discount equal to the outstanding principal at the time of $100,053 with an excess of $74,061 being charged to interest expense.  The fair value of $174,114 was recorded as a derivative liability on the balance sheet.

The debt discount for the notes will be amortized over the term of the note, or one year. On December 31, 2014, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $0 and recorded a $47,157 loss from change in fair value of derivatives for year ended December 31, 2014. The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 262%, (3) risk-free interest rate of .11%, (4) expected life of 1.25 of a year, and (5) estimated fair value of the Company’s common stock of $0.06 per share.

F-17

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 12 – DERIVATIVE LIABILITY (CONTINUED)

As discussed in Note 8 – “Convertible Notes Payable”, on September 3, 2014, the Company received a loan totaling $100,000 from an unrelated party. The note carried fixed interest of $10,000 and was due on September 11, 2014. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to a 35% discount from the lowest daily volume weighted average price in the five days prior to conversion, but not less than $0.00004. The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the

Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative on the date the note was entered into was $100,055 which resulted in a debt discount equal to the face value of the note of $100,000 an excess of $55 being charged to interest expense.  The fair value of $100,055 was recorded as a derivative liability on the balance sheet.

The debt discount for the note was amortized over the term of the note, or one week. On September 17, 2014, the note was repaid resulting in the elimination of the derivative liability and a gain on change in fair market value of derivatives of $145.149.

NOTE 13 – STOCK OPTIONS AND WARRANTS

The following table summarizes all stock option and warrant activity for the year month period ended December 31, 2014:

	Shares	Weighted- Average Exercise Price Per Share
Outstanding, December 31, 2013	293,333	$0.30
Granted	338,572	0.30
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding, December 31, 2014	631,905	$0.30

F-18

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

The following table discloses information regarding outstanding and exercisable options and warrants at December 31, 2014:

	Outstanding			Exercisable
Exercise Prices	Number of Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Number of Option Shares	Weighted Average Exercise Price
$0.30	631,905	$0.30	2.48	631,905	$0.30
	631,905	$0.30	2.48	631,905	$0.30

In determining the compensation cost of the stock options granted, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in these calculations are summarized as follows:

December 31, 2014
Expected term of options granted	2 - 5 years
Expected volatility range	394 - 408%
Range of risk-free interest rates	1.70 – 1.73%
Expected dividend yield	0%

F-19

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 14 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 2014 or 2013 applicable under FASB ASC 740.  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.   All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35)%

Changes in the net deferred tax assets consist of the following:

	2014	2013
Net operating loss carry forward	$1,080,910	$797,485
Valuation allowance	(1,080,910)	(797,485)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	2014	2013
Computed federal income tax expense at statutory rate of 35%	$(1,248,852)	$(695,281)
Stock options issued for services	289,913	110,116
Amortization of deferred loan costs	85,096	128,184
Amortization of debt discount	347,944	84,324
Depreciation and amortization	2,493	235
Change in derivative liability	45,139	16,108
Stock issued for legal settlement	123,922	-
Stock issued for penalties	32,696	-
Excess derivative liability charged to interest	38,224	-
Change in valuation allowance	283,425	356,314
Income tax expense	$-	$-

The net federal operating loss carry forward will expire in 2031.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 15 – SUBSEQUENT EVENTS

On various dates from January to April 2015, the Company accepted six partial conversions of an outstanding note payable to common stock. As a result, the Company issued a total of 5,150,750 shares of common stock for a reduction of $39,000 of outstanding principal.

F-20

INTELLIGENT HIGHWAY SOLUTIONS, INC.

TABLE OF CONTENTS

FORM 10-Q REPORT

September 30, 2015

Page
Number
PART I - FINANCIAL INFORMATION

Item 1.	Financial Statements.	F-22
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Item 3.	Quantitative and Qualitative Disclosures About Market Risk.
Item 4.	Controls and Procedures.

PART II - OTHER INFORMATION

Item 1.	Legal Proceedings.
Item 1A.	Risk Factors.
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.
Item 3.	Defaults Upon Senior Securities.
Item 4.	Mine Safety Disclosures
Item 5.	Other Information.
Item 6.	Exhibits.

SIGNATURES

F-21

PART I - FINANCIAL INFORMATION

Item 1.       Financial Statements.

INTELLIGENT HIGHWAY SOLUTIONS

CONDENSED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$29,991	$95,251
Contracts receivable, net	57,281	139,908
Costs and estimated earnings in excess of billings on uncompleted contracts	-	115,801
Prepaid expenses	55,713	77,161
Deferred loan costs, current	23,642	96,705
Total current assets	166,627	524,826

Property and equipment, net of accumulated depreciation of $16,217 and $8,731	7,454	14,940
Deferred loan costs, net	-	1,904
Prepaid expenses, net	34,965	69,371

Total assets	$209,046	$611,041

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Bank overdraft	$40	$40
Accounts payable	142,776	170,529
Accrued expenses and other liabilities	1,179,844	1,002,854
Notes payable, current portion	25,000	185,000
Convertible notes payable, current portion, net of discounts of $128,436 and $95,571	750,183	528,929
Notes payable, related party, current portion	10,000	10,000
Derivative liability	1,292,616	167,970
Accrued interest	122,662	76,671
Total current liabilities	3,523,121	2,141,993

Notes payable, net of current portion	100,000	100,000
Convertible notes payable, net of discounts of $4,000 and $49,829	43,000	30,171
Total liabilities	3,666,121	2,272,164

Stockholders' deficit
Series A convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; 2,500,000 and 0 issued and outstanding at September 30, 2015 and December 31, 2014	25	-
Common stock, $0.00001 par value; 10,000,000,000 shares authorized; 1,550,907,599 and 30,589,839 issued; 1,550,857,599 and 30,539,839 outstanding at September 30, 2015 and December 31, 2014	15,509	306
Additional paid-in capital	6,885,204	5,247,786
Treasury stock, 50,000 shares at $.084 per share	(4,200)	(4,200)
Accumulated deficit	(10,353,613)	(6,905,015)
Total stockholders' deficit	(3,457,075)	(1,661,123)

Total liabilities and stockholders' deficit	$209,046	$611,041

See accompanying notes to unaudited condensed financial statements.

F-22

INTELLIGENT HIGHWAY SOLUTIONS

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue	$44,182	$251,210	$236,068	$717,043
Cost of sales	58,449	201,328	207,453	555,208
Gross profit	(14,267)	49,882	28,615	161,835

Operating expenses
Salaries and wages	374,000	23,913	456,369	130,749
General and administrative	203,095	434,165	841,297	1,524,204
Total operating expenses	577,095	458,078	1,297,666	1,654,953

Loss from operations	(591,362)	(408,196)	(1,269,051)	(1,493,118)

Other income (expense)
Gain (loss) on extinguishment of debt	(258,273)	(22,112)	(256,607)	96,179
Gain (loss) on derivative fair value adjustment	(214,397)	138,011	(702,507)	(12,052)
Penalties and settlements	(127,171)	-	(149,598)	-
Loss on settlement	-	-	-	(175,000)
Interest expense	(479,839)	(502,357)	(1,070,835)	(1,295,332)
Total other expense	(1,079,680)	(386,458)	(2,179,547)	(1,386,205)

Loss before income taxes	(1,671,042)	(794,654)	(3,448,598)	(2,879,323)

Provision for income taxes	-	-	-	-

Net loss	$(1,671,042)	$(794,654)	$(3,448,598)	$(2,879,323)

Basic and diluted loss per common share	$(0.00)	$(0.04)	$(0.01)	$(0.18)

Basic and diluted weighted average shares outstanding	631,352,227	20,735,595	238,546,849	16,079,394

See accompanying notes to unaudited condensed financial statements.

F-23

INTELLIGENT HIGHWAY SOLUTIONS

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(3,448,598)	$(2,879,323)
Adjustments to reconcile net loss to net cash used in operating activities
Preferred stock issued for services	500	-
Common stock issued for services	504,035	987,556
Common stock issued for penalties	21,415	18,500
Common stock issued for settlement	19,900	269,833
Increase in convertible notes payable for default penalties	106,466	-
Loss (gain) on forgiveness of debt	256,607	(96,179)
Depreciation	7,486	3,918
Loss on derivative fair value adjustment	702,507	12,052
Amortization of deferred loan costs	93,467	308,780
Amortization of loan origination fees	-	159,751
Amortization of debt discount	508,733	738,181
Amortization of prepaid expenses	55,854	-
Expenses paid on behalf of company	61,712	-
Excess derivative liability charged to interest	390,607	12,795
Changes in operating assets and liabilities
Contracts receivable	82,627	(202,942)
Earnings in excess of billings	115,801	-
Prepaid expenses	-	(34,095)
Accounts payable	(9,087)	81,822
Accrued interest	59,043	31,098
Accrued expenses and other liabilities	176,990	3,954
Net cash used in operating activities	(293,935)	(584,299)

Cash flows from investing activities
Purchase of equipment	-	(16,910)
Net cash used in investing activities	-	(16,910)

Cash flows from financing activities
Proceeds from bank overdraft	-	11,745
Proceeds from convertible notes payable	188,075	450,000
Repayments of convertible notes payable	(10,000)	-
Proceeds from notes payable	70,000	225,000
Repayments of notes payable	(13,400)	(187,916)
Proceeds from related party notes payable	-	10,000
Repayment of related party notes payable	(6,000)	-
Proceeds from common stock subscriptions	-	40,000
Proceeds from common stock issued for cash	-	27,916
Purchase of treasury stock	-	(4,200)
Net cash provided by financing activities	228,675	572,545

Change in cash and cash equivalents	(65,260)	(28,664)
Cash at beginning of period	95,251	28,664
Cash at end of period	$29,991	$-

Supplemental disclosures of cash flow information
Cash paid for interest	$9,000	$25,271
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash financing activities:
Common stock issued as loan repayment	$-	$602,503
Common stock issued as interest repayment	$-	$45,165
Common stock issued for note conversion	$417,009	$-
Common stock issued for accrued interest conversion	$4,160	$-
Exchange of note payable and accrued interest for convertible note payable	$-	$212,526
Debt discount on convertible notes	$322,800	$392,128
Conversion of notes payable to convertible notes payable	$160,000	$-
Conversion of accrued interest payable to convertible notes payable	$11,050	$-
Initial measurements of derivative liabilities	$1,107,766	$312,128

See accompanying notes to unaudited condensed financial statements.

F-24

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Notes to Unaudited Condensed Financial Statements

September 30, 2015

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

Intelligent Highway Solutions, Inc. (the “Company” or “IHS”) was formed on April 22, 2011. IHS is a technology based intelligent highway solutions contractor. Through June 30, 2013, the Company’s primary focus was in the California transportation market providing services that range from providing labor, materials, and related equipment for corrective service and maintenance services for the State’s transportation infrastructure. Since that time, the Company has devoted its time to electrical service contracts. Additionally, the Company intends to develop transportation technology services that enable vehicles, roads, traffic lights, message signs, and other elements to become “intelligent” by embedding them with microchips and sensors and by empowering them to communicate with each other via wireless technologies. The acceleration of data collection and communication will allow state governments to improve transportation system performance by reducing congestion and increasing both traveler safety and convenience.

NOTE 2 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for the period ended September 30, 2015 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2014 audited financial statements.  The results of operations for the period ended September 30, 2015 are not necessarily indicative of the operating results for the full year.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-25

NOTE 4 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The company does not have cash equivalents as of September 30, 2015.

Contracts Receivable

Contracts receivable from construction, operations and maintenance are based on amounts billed to customers. The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivable, historical collection information, and existing economic conditions. Normal contracts receivable are due 30 days after issuance of the invoice. Contract retentions are usually due 30 days after completion of the project and acceptance by the owner. Contracts receivable past due more than 60 days are considered delinquent. Delinquent contracts receivable are written off based on individual credit evaluation and specific circumstances of the customer. The Company had bad debt expense of $139,483 and $0 during the three and nine months ended September 30, 2015 and 2014, respectively. The allowance for doubtful accounts is $0 as of September 30, 2015 and December 31, 2014.

Property, Plant and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed over the estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Life
Furniture and fixtures	3 - 5 years
Machinery and equipment	5 years
Vehicles	5 years

F-26

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method. Balances of each asset class as of September 30, 2015 and December 31, 2014 were:

	September 30, 2015	December 31, 2014
Machinery and equipment	$2,149	$2,149
Furniture and fixtures	6,273	6,273
Vehicles	15,249	15,249
Sub Total	$23,671	$23,671
Accumulated depreciation	(16,217)	(8,731)
Total	$7,454	$14,940

Depreciation expense for the nine months ended September 30, 2015 and 2014 was $7,486 and $3,918, respectively.

Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Deferred rent payable	$-	$(51)
Payroll tax liabilities	754,771	767,109
Other payroll accruals	26,975	25,234
Other	398,098	210,562
Total	$1,179,844	$1,002,854

Revenues and Cost of Revenues

Revenues from fixed-price and cost-plus contracts are recognized on the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of the actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured on the cost-to-cost method.

Cost of revenues include all direct material, sub-contract, labor, and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changed in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. Claims for additional contract revenue are recognized when realization of the claim in probable and the amount can be reasonably determined.

The asset, “cost and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Cost of sales totaled $58,449 and $201,328 during the three months ended September 30, 2015 and 2014 and $207,453 and $555,208 during the nine months ended September 30, 2015, respectively.

Reclassifications

Certain prior-year amounts have been reclassified in order to conform to the current-year presentation. These reclassifications related to notes payable where prior periods had incorrectly shown certain notes as being related party, when in fact they were not.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

F-27

Convertible debt

The Company records a beneficial conversion feature related to the issuance of convertible debts that have conversion features at fixed rates. The beneficial conversion feature for the convertible instruments is recognized and measured by allocating a portion of the proceeds as an increase in additional paid-in capital and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion features. The beneficial conversion feature will be accreted by recording additional non-cash interest expense over the expected life of the convertible notes.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the specified period. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and potential common shares during the specified period. For the nine months ended September 30, 2015 and 2014 potential common shares are not included in the diluted net loss per share calculation as their effect would be anti-dilutive.  Such potentially dilutive shares are excluded when the effect would be to reduce net loss per share.  There were 9,221,664,215 such potentially dilutive shares excluded for the nine months ended September 30, 2015.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

NOTE 5 - FAIR VALUE MEASUREMENTS

On a recurring basis, we measure certain financial assets and liabilities based upon the fair value hierarchy.  The following table presents information about the Company’s liabilities measured at fair value as of September 30, 2015 and December 31, 2014:

	Level 1	Level 2	Level 3	Fair Value at September 30, 2015
Liabilities
Derivative Liability	$-	$1,292,616	$-	$1,292,616

	Level 1	Level 2	Level 3	Fair Value at December 31, 2014
Liabilities
Derivative Liability	$-	$167,970	$-	$167,970

The changes in the fair value of recurring fair value measurements are measured using the Black Scholes valuation model, and relate solely to the derivative liability as follows:

Balance at December 31, 2014	$167,970
Derivative liabilities recorded	1,107,766
Change due to note conversion	(685,627)
Fair value adjustment	702,507
Balance at September 30, 2015	$1,292,616

NOTE 6 – CONCENTRATIONS OF RISK

Our revenues during the three and nine months ended September 30, 2015 and 2014 were generated completely from two clients. Additionally, 100 percent of our contracts receivable as of September 30, 2015 and December 31, 2014 were due from the same clients.

F-28

NOTE 7 – NOTES PAYABLE

On April 14, 2014, the Company received a loan in the amount of $90,000 from Innovest, LLC. The loan was due on August 14, 2014 with a $30,000 payment due on each June 14, 2014; July 14, 2014 and August 14, 2014. The loan is unsecured and non-interest bearing. In the event of default, the note shall bear interest at 18% per annum. Additionally, the Company was obligated to issue 50,000 shares of common stock in the event of late payments. The note holder was also issued 75,000 shares of common stock as an incentive to enter into the note. The Company did not make the required principal payment on July 17, 2014 resulting in 50,000 shares of common stock being issued to Innovest and the note beginning to accrue interest at the rate of 18% per annum. Additionally, the Company did not make the required principal payment on August 17, 2014 resulting in an additional 50,000 shares of common stock being issued to Innovest. The unpaid principal and accrued interest as of August 4, 2015 was purchased by an existing convertible note holder. There was $0 and $60,000 of principal as of September 30, 2015 and December 31, 2014 plus accrued interest of $0 and $900 outstanding as of September 30, 2015 and December 31, 2014.

On August 5, 2014, the Company entered into two separate note agreements for $50,000 ($100,000 total). The notes carried a fixed interest amount of $800 and are due on October 4, 2014. If the loans were not repaid by the due date, the Company had the obligation to issue 25,000 shares of common stock to each note holder for each consecutive week the notes were outstanding. The notes were purchased by non-related parties on August 11, 2015 and August 19, 2015, respectively, resulting in 1,125,000 and 1,150,000 common shares being issued to each note holder (2,275,000 total common shares) as penalties. Additionally, the note holders each received 125,000 shares of common stock as an incentive to enter into the notes and had the right to sell back 50,000 shares of common stock to the Company for $4,200. There was a total of $0 and $100,000 in principal and $0 and $1,600 of accrued interest due at September 30, 2015 and December 31, 2014.

On April 17, 2014, the Company received a loan in the amount of $20,000 from Seton Securities. An additional $5,000 was received on July 15, 2014. The loans are unsecured, due on demand and non-interest bearing. There was $25,000 in principal and no accrued interest due at September 30, 2015 and December 31, 2014.

On October 22, 2014, the Company received a loan from an unrelated party totaling $100,000. The note carries an interest rate of 12% per annum and is due on October 22, 2016. During the first quarter of 2015, the note was amended retroactively to October 22, 2014 to adjust the interest rate to 15% per annum. Additionally, the note is secured by the vehicles owned by the company. There was $100,000 of principal and accrued interest of $2,846 and $2,301 due as of September 30, 2015 and December 31, 2014.

On August 1, 2015, the Company received a short term loan of $10,000 carrying fixed interest of $1,000. The loan was repaid in full during September 2015. There was no principal or accrued interest outstanding as of September 30, 2015.

On August 1, 2015, the Company received a short term interest free loan of $3,700. The loan was repaid in full during September 2015. There was no principal or accrued interest outstanding as of September 30, 2015.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

On October 26, 2012, the Company received a loan totaling $30,000 from an unrelated party. The note bears interest at 10% per annum and had an original maturity date of April 26, 2013; however, the Company is in negotiations to extend the maturity date. There was $30,000 in principal plus accrued interest of $8,786 and $6,542 at September 30, 2015 and December 31, 2014. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30.

F-29

On February 27, 2014, the Company received a loan totaling $339,026 from an unrelated party. The note bears interest at 10% per annum and matured on February 27, 2015. Of the $339,026 total note, $212,526 was paid to former note holders on our behalf and $1,500 was withheld as debt issue costs resulting in net cash proceeds to the company of $125,000. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to a 35% discount from the lowest daily volume weighted average price in the five days prior to conversion, but not less than $0.00004. On various dates during the year ended December 31, 2014, the Company accepted twenty separate partial conversions of the note resulting in a total of 4,063,247 shares of common stock being issued in exchange for $242,526 of principal. On various dates during the nine months ended September 30, 2015, the Company accepted eighteen separate partial conversions of the note resulting in 74,600,243 shares of common stock being issued in exchange for $96,500 of principal. Additionally, the Company accepted a single conversion of accrued interest during the year ended December 31, 2014 resulting in 408,727 shares being issued in exchange for $8,369 of accrued interest. There was $0 and $96,500 in principal plus $14,037 and $10,165 in accrued interest due at September 30, 2015 and December 31, 2014.

On June 11, 2015, the Company received a loan totaling $59,800 from an unrelated party. The note bears interest at 10% per annum and matures on June 11, 2016. Of the $59,800 total note, $5,000 was paid to service providers on our behalf, $7,800 was an original issue discount and $2,000 was withheld as debt issue costs resulting in net cash proceeds to the company of $45,000. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to a 50% discount from the lowest trading price during the five days prior to conversion. There was $59,800 and $0 in principal plus $1,818 and $0 in accrued interest due at September 30, 2015 and December 31, 2014.

On November 13, 2014, the Company received a loan totaling $104,000 from an unrelated party. The note carries interest at 8% per annum and is due on August 17, 2015 with a default interest rate of 22% should the note not be repaid by the maturity date. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date, or May 12, 2015, at a 52% discount from the average of the lowest three trading prices of the Company’s common stock during the preceding ten trading days. The Company incurred a default penalty of $52,000 which was added to the principal balance of the note on August 17, 2015. During the nine months ended September 30, 2015, the Company accepted twenty five separate conversions resulting in a total of 229,814,736 common shares being issued in exchange for $104,000 of principal and two separate conversion resulting in a total of 29,714,286 common shares being issued in exchange for $4,160 of accrued interest. There was $0 and $104,000 of principal and $2,032 and $1,094 of accrued interest payable at September 30, 2015 and December 31, 2014.

On December 16, 2014, the Company received a loan totaling $54,000 from an unrelated party. The note carries interest at 8% per annum and is due on September 18, 2015 with a default interest rate of 22% should the note not be repaid by the maturity date. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note, or June 15, 2015, date at a 52% discount from the average of the lowest three trading prices of the Company’s common stock during the preceding ten trading days. The Company incurred a default penalty of $27,000 which was added to the principal balance of the note on September 18, 2015. During the nine months ended September 30, 2015, the Company accepted three separate conversion notices resulting in 41,153,361 common shares being issued in exchange for $6,140 of principal. There was $74,860 of principal and $3,891 and $178 of accrued interest payable at September 30, 2015 and December 31, 2014.

On December 12, 2014, the Company received a loan totaling $50,000 from an unrelated party. The note carries interest at 10% per annum and is due on December 12, 2015. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date, or June 10, 2015, at a 40% discount from the lowest closing bid price for the Company’s common stock for the fifteen prior trading days. There was $50,000 of principal and $4,000and $260 of accrued interest payable at September 30, 2015 and December 31, 2014.

F-30

On June 26, 2015, the Company received a loan totaling $55,000 from an unrelated party. The note bears interest at 10% per annum and is due March 24, 2016. Of the $55,000 total note, $5,000 was an original issue discount resulting in net cash proceeds to the company of $50,000. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to a 45% discount from the lowest trading price during the twenty days prior to conversion but not less than $0.00005. During the nine months ended September 30, 2015, the Company accepted seven separate conversion notices resulting in 57,406,767 common shares being issued in exchange for a reduction of principal totaling $55,000. There was $0 in principal plus $751 and $0 in accrued interest due at September 30, 2015 and December 31, 2014.

On May 14, 2015, the Company received a loan totaling $4,812 from an unrelated party. The note carries interest at 12% per annum and is due on February 18, 2016. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 55% discount from the average of the three lowest trading prices for the Company’s common stock for the twenty prior trading days. There was $4,812 and $0 of principal and $176 and $0 of accrued interest payable at September 30, 2015 and December 31, 2014.

On May 29, 2015, the Company received a loan totaling $5,500 from an unrelated party. The note carries interest at 12% per annum and is due on February 21, 2016. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 55% discount from the average of the three lowest trading prices for the Company’s common stock for the twenty prior trading days. There was $5,500 of principal and $0 and $200 and $0 of accrued interest payable at September 30, 2015 and December 31, 2014.

On July 8, 2015, the Company received a loan totaling $27,466 from an unrelated party. The note carries interest at 10% per annum and is due on July 7, 2016. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date, or June 10, 2015, at a 40% discount from the lowest closing bid price for the Company’s common stock for the fifteen prior trading days. There was $27,466 and $0 of principal and $632 and $0 of accrued interest payable at September 30, 2015 and December 31, 2014.

On July 23, 2015, the Company received a loan totaling $43,000 from an unrelated party. The note carries interest at 12% per annum and is due on May 3, 2016. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 52% discount from the average of the three lowest trading prices for the Company’s common stock for the ten prior trading days. There was $43,000 and $0 of principal and $975 and $0 of accrued interest payable at September 30, 2015 and December 31, 2014.

On August 20, 2015, the Company received a loan totaling $60,000 from an unrelated party of which $5,000 was considered an original issue discount and $5,000 was paid to third parties on the Company’s behalf resulting in net cash proceeds of $50,000. The note carries interest at 12% per annum and is due on May 19, 2016. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 90 days from the note date at a 50% discount from the average of the three lowest trading prices for the Company’s common stock for the twenty prior trading days. There was $60,000 and $0 of principal and $809 and $0 of accrued interest payable at September 30, 2015 and December 31, 2014.

On September 30, 2015, the Company received a loan totaling $47,000 from an unrelated party of which $4,000 was considered an original issue discount and $3,000 was paid to third parties on the Company’s behalf resulting in net cash proceeds of $40,000. The note carries interest at 12% per annum and is due on September 30, 2016. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 90 days from the note date at a 50% discount from the average of the three lowest trading prices for the Company’s common stock for the twenty prior trading days. There was $47,000 and $0 of principal and $0 of accrued interest payable at September 30, 2015 and December 31, 2014.

F-31

On August 19, 2015, the Company received a loan totaling $50,800 from an unrelated party which was paid directly to an existing noteholder to retire the prior note in full. The note carries interest at 12% per annum and 22% per annum in the event of default and was due on August 19, 2015 which resulted in the note being in default immediately. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 90 days from the note date at a 50% discount from the average of the three lowest trading prices for the Company’s common stock for the twenty prior trading days. During the nine months ended September 30, 2015, the Company accepted seven partial conversions resulting in 35,782,777 common shares being issued in exchange for $23,432 of principal. There was $27,368 and $0 of principal and $977 and $0 of accrued interest payable at September 30, 2015 and December 31, 2014.

On August 11, 2015, the Company received a loan totaling $60,800 from an unrelated party of which $50,800 was paid directly to an existing noteholder to retire the prior note in full and $10,000 was considered an original issue discount. The note carries interest at 15% per annum and 22% per annum in the event of default and was due on September 11, 2015. The holder has the right to convert the principal and accrued but unpaid interest to common stock at a 60% discount from the average of the three lowest trading prices for the Company’s common stock for the twenty five prior trading days. During the nine months ended September 30, 2015, the Company accepted five partial conversions resulting in 446,892,000 common shares being issued in exchange for $25,919 of principal. There was $34,881 and $0 of principal and $1,017 and $0 of accrued interest payable at September 30, 2015 and December 31, 2014.

On August 18, 2015, the Company received a loan totaling $57,500 from an unrelated party of which $7,500 was paid directly to third parties on the Company’s behalf resulting in net cash proceeds of $50,000. The note carries interest at 15% per annum and is due on February 17, 2016. The holder has the right to convert the principal and accrued but unpaid interest to common stock at a 60% discount from the average of the three lowest trading prices for the Company’s common stock for the twenty five prior trading days. There was $57,500 and $0 of principal and $1,016 and $0 of accrued interest payable at September 30, 2015 and December 31, 2014.

During the nine months ended September 30, 2015, the Company entered into four separate notes payable totaling $97,450 with an existing noteholder. Of the $97,450 total, $69,450 was paid to a prior noteholder on the Company’s behalf and $2,925 was considered an original issue discount resulting in net cash proceeds to the Company of $25,075. The unpaid principal and interest may be converted to common stock at the option of the noteholder at a rate equal to a 45% discount from the lowest intra-day trading price of the Company’s common stock during the twenty trading days immediately preceding the conversion date. During the nine months ended September 30, 2015, the Company issued a total of 301,931,125 common shares in exchange for $54,018. There was $43,432 and $0 of principal and $1,085 and $0 of accrued interest due as of September 30, 2015 and December 31, 2014.

F-32

NOTE 8 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

During the year ended December 31, 2014, the Company entered into debt agreements with various individuals to borrow a total of $80,000 which was $75,000 in cash and $5,000 as a reduction of accounts payable. The notes accrue interest at 10% per annum and are due in are due in full between March and April 2016 with no repayments due before maturity. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30. The intrinsic value of the conversion feature in these notes resulted in debt discounts totaling $80,000 which will be amortized over the lives of the notes. $30,171 of the debt discounts were recognized in interest expense during the year ended December 31, 2014 leaving an unamortized discount of $49,829 at December 31, 2014. Additionally, during the year ended December 31, 2014, the Company accepted the full conversion of nine notes and the partial conversion of another to common stock at $0.30 per share resulting in 1,733,332 shares of common stock being issued in consideration of $610,000 of principal plus 174,201 shares of common stock being issued in consideration of $55,358 of accrued interest.

The following table depicts the amounts due for each convertible note as of December 31, 2014:

	Maturity Date	Principal	Debt Discount	Carrying Amount, Current Portion	Carrying Amount, Long Term Portion	Accrued Interest
Note holder 1	1/24/2015	$50,000	$-	$50,000	$-	$14,124
Note holder 1	4/28/2016	15,000	(9,842)	-	5,158	732
Note holder 4	3/21/2016	30,000	(18,288)	-	11,712	2,342
Note holder 7	5/9/2015	50,000	(8,836)	41,164	-	8,233
Note holder 10	11/4/2015	25,000	(10,548)	14,452	-	2,890
Note holder 11	7/15/2024	50,000	(13,425)	36,575	-	7,315
Note holder 12	9/3/2015	25,000	(8,425)	16,575	-	3,315
Note holder 12	10/31/2015	25,000	(10,411)	14,589	-	2,918
Note holder 13	10/21/2015	20,000	(8,055)	11,945	-	2,389
Note holder 16	12/30/2015	45,000	(22,438)	22,562	-	4,512
Note holder 17	3/26/2016	25,000	(15,411)	-	9,589	1,918
Note holder 18	4/4/2016	10,000	(6,288)	-	3,712	742
Note holder 19	4/26/13	30,000	-	30,000	-	6,542
Note holder 20	2/27/15	96,500	(13,434)	83,066	-	10,165
Note holder 21	8/17/15	104,000	-	104,000	-	1,094
Note holder 21	9/18/15	54,000	-	54,000	-	178
Note holder 22	12/12/15	50,000	-	50,000	-	260
Total		$704,500	$(145,400)	$528,929	$30,171	$69,669

During the nine months ended September 30, 2015, the Company made repayments on convertible notes payable of $10,000. Additionally, $106,158 of the debt discounts were recognized in interest expense during the nine months ended September 30, 2015 leaving an unamortized discount of $25,808 at September 30, 2015.

The following table depicts the amounts due for each convertible note as of September 30, 2015:

	Maturity Date	Principal	Debt Discount	Carrying Amount	Accrued Interest
Note holder 1	1/24/2015	$50,000	$-	$50,000	$17,864
Note holder 1	4/28/2016	15,000	(4,233)	10,767	1,854
Note holder 4	3/21/2016	30,000	(7,068)	22,932	4,586
Note holder 7	5/9/2015	50,000	-	50,000	11,973
Note holder 10	11/4/2015	25,000	(1,199)	23,801	4,759
Note holder 11	7/15/2024	50,000	-	50,000	11,055
Note holder 12	9/3/2015	25,000	-	25,000	5,184
Note holder 12	10/31/2015	25,000	(1,062)	23,938	4,787
Note holder 13	10/21/2015	20,000	(575)	19,425	3,885
Note holder 16	12/30/2015	45,000	(5,610)	39,390	7,878
Note holder 17	3/26/2016	25,000	(6,062)	18,938	3,787
Note holder 19	4/26/2013	30,000	-	30,000	8,786
Note holder 20	2/27/2015	-	-	-	14,037
Note holder 20	6/11/2016	59,800	(41,539)	18,261	1,818
Note holder 21	8/17/2015	-	-	-	2,032
Note holder 21	9/18/2015	74,860	-	74,860	3,891
Note holder 22	12/12/2015	50,000	(19,440)	30,560	4,000
Note holder 22	7/7/2016	27,466	-	27,466	632
Note holder 23	3/24/2016	-	-	-	751
Note holder 23	3/24/2016	-	-	-	51
Note holder 23	3/24/2016	-	-	-	49
Note holder 23	5/15/2016	37,932	-	37,932	976
Note holder 23	6/25/2016	5,500	(5,377)	123	9
Note holder 24	2/18/2016	4,812	-	4,812	176
Note holder 24	2/21/2016	5,500	-	5,500	200
Note holder 24	5/3/2016	43,000	-	43,000	975
Note holder 25	5/19/2016	60,000	(4,719)	55,281	809
Note holder 25	9/30/2016	47,000	(4,000)	43,000	-
Note holder 25	8/19/2015	27,368	-	27,368	977
Note holder 26	9/11/2015	34,881	-	34,881	1,017
Note holder 26	2/17/2016	57,500	(31,553)	25,947	1,016
Total		$925,619	$(132,436)	$793,183	$119,814

F-33

NOTE 9 – RELATED PARTY TRANSACTIONS

We have engaged an entity controlled by the director of the Company to perform consulting services related to the development of new technologies. Payments to this party totaled $6,909 and $2,500 during the nine months ended September 30, 2015 and 2014, respectively.

During the year ended December 31, 2014, the Company received an interest free $8,000 loan from a related party to fund operations. The loan is unsecured, due on demand and as such is included in current liabilities. There was $8,000 due as of September 30, 2015 and December 31, 2014, respectively.

During the year ended December 31, 2014, the Company received an interest free $2,000 loan from a related party to fund operations. The loan is unsecured, due on demand and as such is included in current liabilities. There was $2,000 due as of September 30, 2015 and December 31, 2014, respectively.

During the three months ended March 31, 2015, the Company received two separate $3,000 loans from a related party to fund operations. Each loan was entered into by the lender paying expenses on behalf of the company. The loans plus fixed interest of $500 were repaid in March 2015.

During the nine months ended September 30, 2015, the Company issued a total of 75,000,000 common shares as bonuses to officers at a total value of $481,500. The Company also issued a total of 2,500,000 series A preferred shares as bonuses to officers and directors at a total value of $500.

NOTE 10 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue up to 10,000,000,000 shares of $0.00001 par value common stock and 50,000,000 shares of $0.0001 par value blank check preferred stock of which 10,000,000 has been designated as Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock may be converted to common stock at the option of the holder at the greater of one share of common for each share of Series A Convertible Preferred Stock or the par value of the stock divided by a 10% discount from the volume weighted average price of the common stock of the preceding ten trading days. During the nine months ended September 30, 2015, the Company issued 75,000,000 common shares valued at $481,500 as bonuses to officers, 5,200,000 common shares valued at $22,513 for services provided by consultants; 1,402,278,474 common shares for total note conversions of $417,009 and 1,625,000 common shares valued at $21,415 for default penalties on notes payable.

On June 29, 2015, the Company entered into a consulting agreement whereby the consultant would provide services for a period of 30 days in exchange for 5,000,000 shares of common stock. The common shares were valued equal to the close price as of the date of the agreement, or $0.006 per share, resulting in a total value of $30,000.

On July 9, 2015, the Company entered into a settlement agreement with a former note holder of the Company. The settlement agreement required the Company to issue 500,000 shares of common stock which were valued equal to the close price as the date of the agreement, or $0.0038 per share, resulting in a total value of $1,900.

There were 1,550,907,599 shares issued and 1,550,857,599 outstanding as of September 30, 2015.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

Payroll Tax Liabilities

As of September 30, 2015 and December 31, 2014, the Company had accrued $754,771 and $767,109 in payroll tax liabilities.  The payment of these liabilities has not been made due to our limited profitability.  Due to the uncertainty regarding our future profitability, it is difficult to predict our ability to pay these liabilities.   As a result, a federal tax lien has been levied that will have to be satisfied.

Federal Income Tax Liability

On January 29, 2015, we received a notification from the Internal Revenue Service (the “IRS”) regarding deficiencies in our tax return for the year ended December 31, 2011. The notice was the result of not filing our tax return for the year then ended and included the results of an IRS examination which yielded an income tax amount due of $92,804 plus penalties and interest totaling $34,337 for a total amount due of $127,141. While we believe we will be able to successfully reduce the tax liability and assessed penalties to zero or near zero due to our net loss sustained during the year ended December 31, 2011, the possibility exists we will be unsuccessful and could face an assessment for the full amount of $127,141. There is no accrued liability for this potential payout as of September 30, 2015 or December 31, 2014 given the inestimable nature of the outcome at this point.

Office and Warehouse Lease

The Company is required under the terms of the rental lease to make monthly lease payments.

The Company’s property lease is for an initial period of thirteen months from October 2011 and may be extended in two separate thirteen-month increments for up to a total term of 39 months. The lease was extended for an additional twelve month period commencing on January 9, 2015 requiring monthly rental payments of $3,700. The Company may not terminate this lease prior to the agreed upon termination date. The minimum future annual rental commitments are as follows:

2015	11,100

Total annual lease commitments	$11,100

F-34

NOTE 12 – DERIVATIVE LIABILITY

As of September 30, 2015 the Company had a $1,292,616 derivative liability balance on the balance sheet and recorded a loss from derivative liability fair value adjustment of $702,507.  The derivative liability activity comes from convertible notes payable as follows:

As discussed in Note 7 – “Convertible Notes Payable”, during 2012, the Company issued an aggregate of $30,000 Convertible Promissory Notes to an unrelated party that matured on April 26, 2013. The Company is currently negotiating an extension of the maturity date and anticipates to successfully do so. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate of $0.30 per share.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $73,451.  Of the total, $30,000 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $43,451 was charged to operations as non-cash interest expense. The fair value of $73,451 was recorded as a derivative liability on the balance sheet on the inception date.

The debt discount for the note was amortized over the term of our stock’s opening trading day to the original maturity, or two days. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to note and determined an aggregate fair value of $0 and recorded a gain of $1,594 from change in fair value of derivatives for nine months ended September 30, 2015. The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 493%, (3) risk-free interest rate of .01%, (4) expected life of 0.25 of a year, and (5) estimated fair value of the Company’s common stock of $0.0001 per share.

As discussed in Note 7 – “Convertible Notes Payable”, on February 27, 2014, the Company issued an aggregate of $339,026 Convertible Promissory Notes to an unrelated party that mature on February 27, 2015. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 35% discount from the lowest daily volume weighted average price in the five days prior to conversion, but not less than $0.00004.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $312,128 which was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  The fair value of $368,056 was recorded as a derivative liability on the balance sheet on the inception date.

The debt discount for the notes will be amortized over the term of the note, or one year. During the nine months ended September 30, 2015, the noteholder converted the outstanding principal of the note in full. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $0 and recorded a $4,106 loss from change in fair value of derivatives for nine months ended September 30, 2015.

F-35

As discussed in Note 7 – “Convertible Notes Payable”, on June 11, 2015, the Company issued an aggregate of $59,800 Convertible Promissory Notes to an unrelated party that mature on June 11, 2016. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 50% discount from the lowest daily volume weighted average price in the five days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $118,374. Of the total, $59,800 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $58,574 was charged to operations as non-cash interest expense. The fair value of $118,374 was recorded as a derivative liability on the balance sheet on the inception date.

The debt discount for the notes will be amortized over the term of the note, or one year. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $115,972 and recorded a $2,402 gain from change in fair value of derivatives for nine months ended September 30, 2015. The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 483%, (3) risk-free interest rate of .28%, (4) expected life of 0.70 of a year, and (5) estimated fair value of the Company’s common stock of $0.0001 per share.

As discussed in Note 7 – “Convertible Notes Payable”, on November 17, 2014, the Company issued an aggregate of $104,000 Convertible Promissory Notes to an unrelated party that mature on August 17, 2015. The note bears interest at a rate of 8% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 52% discount from the average of the lowest three trading prices in the ten trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $180,678. Of the total, $104,000 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $76,678 was charged to operations as non-cash interest expense. The fair value of $180,678 was recorded as a derivative liability on the balance sheet on the inception date.

F-36

The debt discount for the notes will be amortized over the term of the note, or one year. During the nine months ended September 30, 2015, the noteholder converted the outstanding principal of the note in full to common shares. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $0 and recorded a $94,164 gain from change in fair value of derivatives for nine months ended September 30, 2015.

As discussed in Note 7 – “Convertible Notes Payable”, on December 16, 2014, the Company issued an aggregate of $54,000 Convertible Promissory Notes to an unrelated party that mature on September 18, 2015. The note bears interest at a rate of 8% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 45% discount from the average of the lowest three trading prices in the ten trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $97,019. Of the total, $54,000 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $43,019 was charged to operations as non-cash interest expense. The fair value of $97,019 was recorded as a derivative liability on the balance sheet on the inception date.

The debt discount for the notes will be amortized over the term of the note, or one year. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $114,416 and recorded a $19,502 gain from change in fair value of derivatives for the nine months ended September 30, 2015. The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 489%, (3) risk-free interest rate of .01%, (4) expected life of 0.25 of a year, and (5) estimated fair value of the Company’s common stock of $0.0001 per share.

As discussed in Note 7 – “Convertible Notes Payable”, on December 12, 2014, the Company issued an aggregate of $50,000 Convertible Promissory Notes to an unrelated party that mature on December 12, 2015. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 40% discount from the lowest closing price in the fifteen trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

F-37

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $105,838. Of the total, $50,000 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $55,838 was charged to operations as non-cash interest expense. The fair value of $105,838 was recorded as a derivative liability on the balance sheet on the inception date.

The debt discount for the notes will be amortized over the term of the note, or one year. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $67,370 and recorded a $38,468 gain from change in fair value of derivatives for nine months ended September 30, 2015. The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 514%, (3) risk-free interest rate of .08%, (4) expected life of 0.20 of a year, and (5) estimated fair value of the Company’s common stock of $0.0001 per share.

As discussed in Note 7 – “Convertible Notes Payable”, on June 26, 2015, the Company issued an aggregate of $55,000 Convertible Promissory Notes to an unrelated party that mature on March 24, 2016. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 45% discount from the lowest closing price in the twenty trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $96,762. Of the total, $55,000 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $41,762 was charged to operations as non-cash interest expense. The fair value of $96,762 was recorded as a derivative liability on the balance sheet on the inception date.

The debt discount for the notes will be amortized over the term of the note, or one year. During the nine months ended September 30, 2015, the noteholder converted the full principal balance of the note to common stock of the Company. On September 30 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $0 and recorded a $24,686 gain from change in fair value of derivatives for the nine months ended September 30, 2015.

As discussed in Note 7 – “Convertible Notes Payable”, on July 29, 2015, the Company issued an aggregate of $11,000 Convertible Promissory Notes to an unrelated party that mature on March 24, 2016. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 45% discount from the lowest closing price in the twenty trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

F-38

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $20,740. Of the total, $11,000 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $9,260 was charged to operations as non-cash interest expense. The fair value of $20,740 was recorded as a derivative liability on the balance sheet on the inception date.

The debt discount for the notes was amortized over the term of the note. During the nine months ended September 30, 2015, the noteholder converted the full principal balance of the note to common stock of the Company. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $0 and recorded a $15,100 gain from change in fair value of derivatives for the nine months ended September 30, 2015.

As discussed in Note 7 – “Convertible Notes Payable”, on August 6, 2015, the Company issued an aggregate of $11,500 Convertible Promissory Notes to an unrelated party that mature on March 24, 2016. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 45% discount from the lowest closing price in the twenty trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $26,121, of which $11,500 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $14,621 was charged to operations as non-cash interest expense. The fair value of $26,121 was recorded as a derivative liability on the balance sheet on the inception date.

The debt discount for the notes was amortized over the term of the note. During the nine months ended September 30, 2015, the noteholder converted the full principal balance of the note to common stock of the Company. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $0 and recorded a $19,939 gain from change in fair value of derivatives for the nine months ended September 30, 2015.

As discussed in Note 7 – “Convertible Notes Payable”, on August 4, 2015, the Company issued an aggregate of $69,450 Convertible Promissory Notes to an unrelated party that mature on May 15, 2016. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 45% discount from the lowest closing price in the twenty trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

F-39

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $130,775. The fair value of $130,775 was recorded as a derivative liability on the balance sheet and the Company recognized an equal amount as a loss on the extinguishment of debt on the inception date.

The debt discount for the notes will be amortized over the term of the note. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $65,652 and recorded a $16,143 loss from change in fair value of derivatives for the nine months ended September 30, 2015.  The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 466%, (3) risk-free interest rate of .08%, (4) expected life of 0.62 of a year, and (5) estimated fair value of the Company’s common stock of $0.0001 per share.

As discussed in Note 7 – “Convertible Notes Payable”, on September 24, 2015, the Company issued an aggregate of $5,500 Convertible Promissory Notes to an unrelated party that mature on June 25, 2016. The note bears interest at a rate of 10% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 45% discount from the lowest closing price in the twenty trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $19,590. Of the total, $5,500 was recorded as a debt discount, which is up to but not more than the net proceeds of the notes.  $14,090 was charged to operations as non-cash interest expense. The fair value of $19,590 was recorded as a derivative liability on the balance sheet on the inception date.

The debt discount for the notes will be amortized over the term of the note. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $9,697 and recorded a $9,893 gain from change in fair value of derivatives for the nine months ended September 30, 2015.  The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 475%, (3) risk-free interest rate of .33%, (4) expected life of 0.74 of a year, and (5) estimated fair value of the Company’s common stock of $0.0001 per share.

F-40

As discussed in Note 7 – “Convertible Notes Payable”, on August 19, 2015, the Company issued an aggregate of $50,800 Convertible Promissory Notes to an unrelated party that matured on August 19, 2015. The note bears interest at a rate of 22% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 50% discount from the average of the lowest three trading prices in the twenty trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $55,714. The fair value of $55,714 was recorded as a derivative liability on the balance sheet and the Company recognized an equal amount as a loss on the extinguishment of debt on the inception date.

The debt discount for the notes will be amortized over the term of the note. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $26,281 and recorded a $19,599 loss from change in fair value of derivatives for the nine months ended September 30, 2015.  The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 489%, (3) risk-free interest rate of .01%, (4) expected life of 0.25 of a year, and (5) estimated fair value of the Company’s common stock of $0.0001 per share.

As discussed in Note 7 – “Convertible Notes Payable”, on August 11, 2015, the Company issued an aggregate of $60,800 Convertible Promissory Notes to an unrelated party that matured on September 11, 2015. The note bears interest at a rate of 15% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 60% discount from the average of the lowest three trading prices in the twenty five trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $59,626 which was recorded as a liability on the balance sheet and the Company recognized an equal amount as a loss on the extinguishment of debt.

The debt discount for the notes will be amortized over the term of the note. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $343,267 and recorded a $379,690 loss from change in fair value of derivatives for the nine months ended September 30, 2015.  The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 489%, (3) risk-free interest rate of .01%, (4) expected life of 0.25 of a year, and (5) estimated fair value of the Company’s common stock of $0.0001 per share.

F-41

As discussed in Note 7 – “Convertible Notes Payable”, on August 18, 2015, the Company issued an aggregate of $57,500 Convertible Promissory Notes to an unrelated party that matures on February 17, 2016. The note bears interest at a rate of 15% per annum and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rate equal to a 60% discount from the average of the lowest three trading prices in the twenty five trading days prior to conversion.  The Company analyzed the conversion feature of the agreement for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion features should be classified as a derivative because the exercise price of these convertible notes are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  The Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the note is carried on the Company’s balance sheet at fair value.  The derivative liability is marked-to-market each measurement period and any unrealized change in fair value is recorded as a component of the income statement and the associated fair value carrying amount on the balance sheet is adjusted by the change.  The Company fair values the embedded derivative using the Black-Scholes option pricing model.  The aggregate fair value of the derivative at the inception date of the note was $41,244 which was recorded as a liability on the balance sheet and a debt discount, which is up to but not more than the net proceeds of the notes.

The debt discount for the notes will be amortized over the term of the note. On September 30, 2015, the Company marked-to-market the fair value of the derivative liabilities related to notes and determined an aggregate fair value of $549,961 and recorded a $508,717 loss from change in fair value of derivatives for the nine months ended September 30, 2015.  The fair value of the embedded derivatives for the notes was determined using the Black-Scholes option pricing model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 442%, (3) risk-free interest rate of .08%, (4) expected life of 0.38 of a year, and (5) estimated fair value of the Company’s common stock of $0.0001 per share.

F-42

NOTE 13 – STOCK OPTIONS

The following table summarizes all stock option activity for the nine month period ended September 30, 2015:

	Shares	Weighted- Average Exercise Price Per Share
Outstanding, December 31, 2014	631,905	$0.30
Granted	-	-
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding, September 30, 2015	631,905	$0.30

The following table discloses information regarding outstanding and exercisable options at September 30, 2015:

	Outstanding			Exercisable
Exercise Prices	Number of Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Number of Option Shares	Weighted Average Exercise Price
$0.30	631,905	$0.30	1.73	631,905	$0.30
	631,905	$0.30	1.73	631,905	$0.30

In determining the compensation cost of the stock options granted, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in these calculations are summarized as follows:

September 30, 2015
Expected term of options granted	2 - 5 years
Expected volatility range	394 - 408%
Range of risk-free interest rates	1.70 – 1.73%
Expected dividend yield	0%

NOTE 14 – EQUITY LINE OF CREDIT

On August 6, 2015, the Company entered into line of credit whereby it has the right to sell to the investor up to $5,000,000 of common stock over a period of 24 months. The Company may sell up to $100,000 of common stock, but not less than $5,000, at any time at is sole discretion by issuing a put notice to the investor. The sales price of the stock will be equal to a 30% discount from the average of the lowest two closing bid prices in the preceding five trading days. There is a minimum of ten trading days between put notices. The agreement requires the Company to issue 3% of the total credit line, or $150,000, in common stock with an issue price equal to the average of the daily volume weighted average prices of the Company’s common stock during the five business days immediately preceding the due date of the issuance. The Company did not exercise its rights under the agreement during the period ended September 30, 2015.

F-43

NOTE 15 – SUBSEQUENT EVENTS

On various dates from October 1 to October 29, 2015, the Company accepted two separate conversion notices from an existing note holder resulting in a total of 152,813,033 shares of common stock being issued in exchange for a reduction in the note principal balance of $5,885.

On various dates from October 1 to November 4, 2015, the Company accepted six separate conversion notices from an existing note holder resulting in a total of 520,334,563 shares of common stock being issued in exchange for a reduction in the note principal balance of $18,263.

On October 5, 2015, an existing noteholder assigned $1,500 of an outstanding convertible note to an unrelated party. The terms of the note, including applicable interest rate and conversion rate, were unchanged from the original noteholder to the new. The $1,500 assigned to the new holder was converted to 150,000,000 common shares of the company on October 12 and October 26, 2015.

On October 7, 2015, the Company entered into an agreement to amend three existing convertible notes payable held by the same lender. The original convertible notes payable were entered into on May 14, 2015, May 29, 2015 and July 23, 2015, carried interest at 12% annually, were due on February 18, 2016, February 21, 2016 and May 3, 2016 and convertible to the Company’s common stock at a rate equal to a 52% discount from the average of the lowest three intra-day trading prices of the Company’s common stock during the ten trading days immediately preceding the conversion. The unpaid principal of $53,312 and accrued interest totaling $1,351from the original notes were signed into a new note for $80,236 due on July 7, 2016. The note carries an interest rate of 8% per annum. Additionally, the principal plus accrued interest may be converted to shares of common stock at the option of the note holder at a rate equal to a 45% discount from the lowest intra-day trading price of the Company’s common stock during the twenty trading days immediately preceding the conversion but not less than $0.00005.

On October 7, 2015, the Company entered into an agreement to amend an existing convertible note payable. The original convertible note payable was entered into on December 16, 2014, carried interest at 8% annually, was due on September 18, 2015 and convertible to the Company’s common stock at a rate equal to a 45% discount from the average of the lowest three intra-day trading prices of the Company’s common stock during the ten trading days immediately preceding the conversion. The unpaid principal of $74,860 and accrued interest totaling $3,891 from the original note was signed into a new note for $77,947 due on July 7, 2016. The note carries an interest rate of 8% per annum. Additionally, the principal plus accrued interest may be converted to shares of common stock at the option of the note holder at a rate equal to a 45% discount from the lowest intra-day trading price of the Company’s common stock during the twenty trading days immediately preceding the conversion but not less than $0.00005.

On October 12, 2015, the Company entered into an agreement to amend an existing convertible note payable. The original convertible note payable was entered into on August 13, 2015, carried interest at 15% annually, was due on February 17, 2016 and convertible to the Company’s common stock at a rate equal to a 60% discount from the average of the lowest three intra-day trading prices of the Company’s common stock during the twenty-five trading days immediately preceding the conversion. The unpaid principal of $57,500 and accrued interest totaling $1,441 from the original note was signed into a new note for $58,941 due on October 12, 2015. The stated interest rate of the amended note payable was 15%. However, the Company immediately defaulted on the note as it was due on the date it was entered into and the note carries a default 22% interest rate per annum as a result. Additionally, the principal plus accrued interest may be converted to shares of common stock at the option of the note holder at a rate equal to a 50% discount from the lowest intra-day trading price of the Company’s common stock during the twenty trading days immediately preceding the conversion.

On November 5, 2015, the Company entered into a note payable for $36,000. The note accrues interest at 12% annually and is due on August 30, 2016. Additionally, at any time after 90 days from the date of the note, the principal plus accrued interest may be converted to shares of common stock at the option of the note holder at a rate equal to a 50% discount from the average of the lowest three intra-day trading prices of the Company’s common stock during the twenty trading days immediately preceding the conversion.

F-44

INTELLIGENT HIGHWAY SOLUTIONS, INC.

600,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

37

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$20
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$15,000
Legal fees and expense	$30,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$45,020

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)	We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)	We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)	To the extent that our directors, officers, employees or agents have been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

38

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On June 17, 2011, December 17, 2011 and March 15, 2012 we issued an aggregate of 80,000 shares of our common stock to Innovest, LLC as loan and extension fees.  These shares were issued in reliance on the exemption under Section 4(2) of the Act, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On December 5, 2011 and March 1, 2012 we issued an aggregate of 20,000 shares of our common stock to Anslow & Jaclin, LLP (or its associates) as compensation for services to be provided under their retainer agreement.  These shares were issued in reliance on the exemption under Section 4(2) of the Act, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On March 1, 2012, the Company issued 750,000 shares of common stock to 1 investor, at a price per share of $0.0253 for an aggregate offering price of $18,975. These shares were issued in reliance on the exemption under Section 4(2) of the Act, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

39

On April 1, 2012, the Company issued 66,666 shares of common stock to 1 investor, at a price per share of $0.15 for an aggregate offering price of $10,000. These shares were issued in reliance on the exemption under Section 4(2) of the Act, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

In May, 2012, the Company issued 88,000 shares of common stock to 11 investors, at a price per share of $0.25 for an aggregate offering price of $22,000. These shares were issued in reliance on the exemption under Section 4(2) of the Act, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On October 19, 2012, the Company received $30,000 related to one convertible note purchased by Ruth Shepley. The term of the note is 6 months. Interest is computed at 10% based on a 360 day year and is payable on the maturity date. Interest is due and payable only if the notes are repaid in cash. These notes may be converted to common stock at a conversion rate of $.30 per share at any time after 30 days. Accordingly, the amount of common stock underlying the $30,000 convertible note is 100,000 shares.  These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On October 26, 2012, the Company received a loan totaling $30,000 from an unrelated party. The note bears interest at 10% per annum and had an original maturity date of April 26, 2013; however, the Company is in negotiations to extend the maturity date. There was $30,000 in principal plus accrued interest of $2,030 and $542 at June 30, 2013 and December 31, 2012. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30.

On January 24, 2013, the Company entered into a note payable for $100,000. The note accrued interest at 10% per annum and is due in January 2015. The principal and accrued interest may be converted at the option of the holder to common stock at $.30 and no beneficial conversion applies as the conversion rate is greater than the fair market value of our common stock as of the date the note was entered into. There was $100,000 in principal and $1,288 in accrued interest at March 31, 2013.

During the six months ended June 30, 2013, the Company resolved to issue 25,000 shares of our common stock valued at $6,250, to a note holder as debt issue costs agreed to in the debt agreement.

On October 25, 2013, the Company entered into a convertible debt agreement with an unrelated party to borrow $50,000. The note accrues interest at 10% per annum and is due on October 25, 2015 with no payments due prior to maturity. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30.

40

During the year ended December 31, 2013, the Company entered into debt agreements with various individuals to borrow a total of $900,000, of which $55,664 went directly to third parties to pay off amounts owed by the Company, $83,500 went to the placement agent and were recorded as debt issuance costs to be amortized over the life of the note, leaving the Company with net proceeds of $760,836. The notes accrue interest at 10% per annum and are due in are due in full between January and December 2015 with no repayments due before maturity. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30. The intrinsic value of the conversion feature in these notes resulted in debt discounts totaling $800,000 which will be amortized over the lives of the notes. $210,925 of the debt discounts were recognized in interest expense during the year ended December 31, 2013 leaving an unamortized discount of $589,075 at December 31, 2013. The following table depicts the amounts due for each note as of December 31, 2013.

During the year ended December 31, 2013, the Company issued a total of 1,104,000 shares for services valued at $744,615 and 100,000 shares valued at $88,500 as consideration of an extension of a note payable.

On January 29, 2014, the Company entered into a note payable with an unrelated party totaling $335,000 of which $35,000 is considered an original issue discount. The note is interest free if repaid in full within ninety (90) days with a onetime charge of 12% on the unpaid balance on the ninety first (91st) day and is due on January 29, 2016. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to the lesser of $0.65 or 60% of the lowest trade price in the twenty five (25) trading days prior to conversion. The note requires a minimum of two million five hundred thousand (2, 500, 0000) to be held in reserve in the instance of conversion.

On February 27, 2014, the Company entered into a note payable with an unrelated party totaling $126,500. The note bears interest of 10% per annum and is due on February 27, 2015 with any amounts owing beyond that date carrying interest at 22% per annum. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to a 35% discount from the lowest daily volume weighted average price in the five days prior to conversion.

On February 28, 2014, the Company entered into a note payable with an unrelated party totaling $212,526. The note bears interest of 10% per annum and is due on February 27, 2015 with any amounts owing beyond that date carrying interest at 22% per annum. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to a 35% discount from the lowest daily volume weighted average price in the five days prior to conversion, but not less than $0.00004.

On February 1, 2014, the Company issued a total of 100,000 common shares to a consultant upon the renewal of our agreement dated October 1, 2013. Additionally, on March 5, 2014, the Company entered into a separate agreement requiring 75,000 shares of common stock to be issued to the consultant. Lastly, the Company issued 500,000 shares to Seton Securities Group as fulfillment of performance based awards earned in connection with our advisory agreement.

On April 14, 2014, the Company received a loan in the amount of $90,000 from Innovest, LLC. The loan is due on August 14, 2014 with $30,000 payment due on each June 14, 2014; July 14, 2014 and August 14, 2014. The loan is unsecured and non-interest bearing. In the event of default, the note shall bear interest at 18% per annum. Additionally, the Company is obligated to issue 50,000 shares of common stock in the event of late payments. The note holder was also issued 75,000 shares of common stock as an incentive to enter into the note.

On May 22, 2014, the Company entered into two separate note agreements for $50,000 ($100,000 total). The notes carried a fixed interest amount of $400 and were due on June 15, 2014. If the loans were not repaid by the due date, the Company had the obligation to issue 25,000 shares of common stock to each note holder for each consecutive week the notes were outstanding. Additionally, the note holders each received 100,000 shares of common stock as an incentive to enter into the notes and had the right to sell back 25,000 shares of common stock to the Company for $2,100. The notes, including the fixed interest amounts, were repaid on June 26, 2014. Additionally, each note holder exercised its right to sell back 25,000 shares of common stock each to the Company for $2,100. Late penalties yielded an additional 50,000 common shares being issued to each note holder.

41

In various dates in July 2014, the Company accepted three separate partial note payable conversions from a convertible note holder. The three separate conversions were for 232,677 common shares valued at $25,000; 151,922 common shares valued at $15,000 and 169,683 common shares valued at $15,000. In total, the three conversions resulted in 554,282 common shares being issued in consideration of a $55,000 reduction of notes payable.

On July 8, 2014, the Company accepted the conversion of one of its convertible note holders resulting in 333,333 shares of common stock being issued as a reduction of $100,000 note plus 33,973 shares of common stock being issued in consideration of $10,192 of accrued interest.

On July 25, 2014, the Company agreed to issue 200,000 shares of common stock as settlement of a $9,000 note payable plus $2,814 of accrued interest.

On July 30, 2014, the Company accepted a partial conversion from one of its convertible note holders to issue 150,000 shares of common stock as a conversion of $9,000 of principal.

On July 14, 2014, the Company issued 500,000 shares of common stock for services performed on behalf of the Company. The shares were valued at the closing price of the stock on that day of $0.19 resulting in a total value of $95,000.

On July 18, 2014, the Company entered into an agreement to sell 800,000 shares of common stock at $0.14 per share resulting in net proceeds to the Company of $112,000. However, $84,083 was returned to the investor on August 15, 2014 resulting net proceeds of $27,917 in exchange for 199,407 common shares being issued.

On August 6, 2014, the Company entered into a $50,000 note with an unrelated party. The note carries fixed interest of $400 if it is repaid within 30 days and $800 if repaid thereafter with the note maturing on October 6, 2014. Additionally, the note holder was issued 175,000 shares of common stock of which the holder has the option to sell back 50,000 for $2,100 of cash if the note is repaid within 30 days and $4,200 if repaid thereafter. If the note is not repaid within 30 days, the holder is entitled to receive an additional 125,000 shares of common stock. If the note is not repaid within 60 days, the holder is entitled to an additional 25,000 shares of common stock for each week there remains unpaid principal.

On August 8, 2014, the Company entered into a $50,000 note with an unrelated party. The note carries fixed interest of $400 if it is repaid within 30 days and $800 if repaid thereafter with the note maturing on October 6, 2014. Additionally, the note holder was issued 175,000 shares of common stock of which the holder has the option to sell back 50,000 for $2,100 of cash if the note is repaid within 30 days and $4,200 if repaid thereafter. If the note is not repaid within 30 days, the holder is entitled to receive an additional 125,000 shares of common stock. If the note is not repaid within 60 days, the holder is entitled to an additional 25,000 shares of common stock for each week there remains unpaid principal.

On September 25, 2014, the Company received a loan from an unrelated party totaling $10,000. The note carried a fixed interest amount of $700 and is due on October 9, 2014. The note holder is entitled to receive 10,000 shares of common stock for each week beyond the due date the note is not repaid. Additionally, the Company issued 25,000 shares of common stock as an incentive to enter into the note. There was $10,000 in principal plus accrued interest of $250 at September 30, 2014.

On November 13, 2014, the Company received a loan totaling $104,000 from an unrelated party. The note carries interest at 8% per annum and is due on August 17, 2015 with a default interest rate of 22% should the note not be repaid by the maturity date. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 52% discount from the average of the lowest three trading prices of the Company’s common stock during the preceding ten trading days. There was $104,000 of principal and $1,094 of accrued interest payable at December 31, 2014.

On December 16, 2014, the Company received a loan totaling $54,000 from an unrelated party. The note carries interest at 8% per annum and is due on September 18, 2015 with a default interest rate of 22% should the note not be repaid by the maturity date. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 52% discount from the average of the lowest three trading prices of the Company’s common stock during the preceding ten trading days. There was $54,000 of principal and $178 of accrued interest payable at December 31, 2014.

42

On December 12, 2014, the Company received a loan totaling $50,000 from an unrelated party. The note carries interest at 10% per annum and is due on December 12, 2015. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 40% discount from the lowest closing bid price for the Company’s common stock for the fifteen prior trading days. There was $50,000 of principal and $260 of accrued interest payable at December 31, 2014.During the year ended December 31, 2013, the Company entered into debt agreements with various individuals to borrow a total of $900,000, of which $55,664 went directly to third parties to pay off amounts owed by the Company, $83,500 went to the placement agent and were recorded as debt issuance costs to be amortized over the life of the note, leaving the Company with net proceeds of $760,836. The notes accrue interest at 10% per annum and are due in are due in full between January and December 2015 with no repayments due before maturity. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30.

On December 12, 2014, the Company received a loan totaling $50,000 from an unrelated party. The note carries interest at 10% per annum and is due on December 12, 2015. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date, or June 10, 2015, at a 40% discount from the lowest closing bid price for the Company’s common stock for the fifteen prior trading days. There was $50,000 of principal and $2,740 and $260 of accrued interest payable at June 30, 2015 and December 31, 2014.

During the year ended December 31, 2014, the Company entered into additional debt agreements with various individuals to borrow a total of $80,000 which was $75,000 in cash and $5,000 as a reduction of accounts payable. The notes accrue interest at 10% per annum and are due in are due in full between March and April 2016 with no repayments due before maturity. The principal and accrued interest may be converted at the option of the holder to common stock at $0.30. The intrinsic value of the conversion feature in these notes resulted in debt discounts totaling $80,000 which will be amortized over the lives of the notes. $30,171 of the debt discounts were recognized in interest expense during the year ended December 31, 2014 leaving an unamortized discount of $49,829 at December 31, 2014. Additionally, during the year ended December 31, 2014, the Company accepted the full conversion of nine notes and the partial conversion of another to common stock at $0.30 per share resulting in 1,733,332 shares of common stock being issued in consideration of $610,000 of principal plus 174,201 shares of common stock being issued in consideration of $55,358 of accrued interest.

During the year ended December 31, 2014, the Company issued a total of 5,275,000 common shares for services provided by various consultants; 7,500 common shares as settlement of a payable; 752,616 common shares as settlements of certain claims brought against the company by two separate entities; 8,796,579 common shares for total note conversions of $927,988; 582,928 common shares for total accrued interest conversions of $63,727; 1,431,550 common shares for total cash proceeds of $87,916; 1,160,000 common shares valued at $93,416 for default penalties on notes payable; 650,000 common shares as debt issue costs and repurchased a total of 50,000 common shares for $4,200 of cash.

On various dates in 2014, the Company was notified by three separate convertible note holders of their intention to convert their notes to common stock at $0.30 in accordance with the conversion rights stipulated in the note. These conversions resulted in 464,497 common shares being issued for $135,000 of principal plus accrued interest of $4,349.

During the three months ended March 31, 2015, the Company issued a total of 75,000 common shares for services provided by consultants; 4,256,295 common shares for total note conversions of $34,000 and 650,000 common shares valued at $13,745 for default penalties on notes payable.

On April 13, 2015, the Company accepted the partial conversion of an existing convertible note payable resulting in 894,455 common shares being issued in exchange of $5,000 of principal.

The Company issued a total of 50,000 common shares valued at $613 pursuant to an existing consulting agreement requiring 25,000 common shares to be issued monthly.

On May 12, 2015, the Company issued 7,500,000 common shares to each of Devon Jones and Philip Kirkland (15,000,000 shares total) as a bonus for services performed on behalf of the Company.

43

On May 14, 2015, the Company received a loan totaling $4,812 from an unrelated party. The note carries interest at 12% per annum and is due on February 18, 2016. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 55% discount from the average of the three lowest trading prices for the Company’s common stock for the twenty prior trading days. There was $4,812 of principal and $0 and $30 and $0 of accrued interest payable at June 30, 2015 and December 31, 2014.

On May 29, 2015, the Company received a loan totaling $5,500 from an unrelated party. The note carries interest at 12% per annum and is due on February 21, 2016. The holder has the right to convert the principal and accrued but unpaid interest to common stock at any time after 180 days from the note date at a 55% discount from the average of the three lowest trading prices for the Company’s common stock for the twenty prior trading days. There was $5,500 of principal and $0 and $34 and $0 of accrued interest payable at June 30, 2015 and December 31, 2014.

On June 26, 2015, the Company received a loan totaling $55,000 from an unrelated party. The note bears interest at 10% per annum and matured on March 24, 2016. Of the $55,000 total note, $5,000 was an original issue discount resulting in net cash proceeds to the company of $50,000. Additionally, the note may be converted to common stock at the option of the holder at a rate equal to a 45% discount from the lowest trading price during the twenty days prior to conversion but not less than $0.00005. There was $55,000 and $0 in principal plus $286 and $0 in accrued interest due at June 30, 2015 and December 31, 2014.

During the six months ended June 30, 2015, the Company issued a total of 15,150,000 common shares for services provided by consultants; 12,921,025 common shares for total note conversions of $54,208 and 1,300,000 common shares valued at $20,610 for default penalties on notes payable.

On July 9, 2015, the Company issued 500,000 shares of common stock to an individual as settlement on a claim.

On July 9, 2015, the Company issued 5,000,000 shares of common stock to a consultant for services rendered.

On July 9, 2015, the Company entered into a settlement agreement with a former note holder of the Company. The settlement agreement required the Company to issue 500,000 shares of common stock which were valued equal to the close price as the date of the agreement, or $0.0038 per share, resulting in a total value of $1,900.

On July 10, 2015, the Company issued 6,000,000 shares of common stock to a consultant for services rendered.

On various dates from July 9 to August 14, 2015, the Company accepted eleven separate conversion notices from an existing note holder resulting in a total of 66,808,613 shares of common stock being issued in exchange for a reduction in the note principal balance of $52,812 plus a reduction of accrued interest payable totaling $17,691.

On various dates from July 9 to August 13, 2015, the Company accepted nineteen separate conversion notices from an existing note holder resulting in a total of 144,822,086 shares of common stock being issued in exchange for a reduction in the note principal balance of $124,210.

On various dates from July 15 to August 7, 2015, the Company accepted seven separate conversion notices from an existing note holder resulting in a total of 57,406,767 shares of common stock being issued in exchange for a reduction in the note principal balance of $50,000 plus a reduction of accrued interest payable totaling $1,522.

44

On July 8, 2015, the Company entered into a note payable for $27,466. The note accrues interest at 10% annually and is due on July 7, 2016. Additionally, after 180 days from the effective date, the principal plus accrued interest may be converted to shares of common stock at the option of the note holder at a rate equal to a 40% discount from the lowest closing bid price of the Company’s common stock for the fifteen trading days immediately preceding the conversion.

On July 29, 2015, the Company entered into a note payable for $11,000. The note accrues interest at 10% annually and is due on March 24, 2016. Additionally, the principal plus accrued interest may be converted to shares of common stock at the option of the note holder at a rate equal to a 45% discount from the lowest intra-day trading price of the Company’s common stock for the twenty trading days immediately preceding the conversion but not less than $0.00005.

On August 6, 2015, the Company entered into a note payable for $11,500. The note accrues interest at 10% annually and is due on May 16, 2016. Additionally, the principal plus accrued interest may be converted to shares of common stock at the option of the note holder at a rate equal to a 45% discount from the lowest intra-day trading price of the Company’s common stock for the twenty trading days immediately preceding the conversion but not less than $0.00005.

On August 6, 2015, the Company entered into line of credit whereby it has the right to sell to the investor up to $5,000,000 of common stock over a period of 24 months. The Company may sell up to $100,000 of common stock, but not less than $5,000, at any time at is sole discretion by issuing a put notice to the investor. The sales price of the stock will be equal to a 30% discount from the average of the lowest two closing bid prices in the preceding five trading days. There is a minimum of ten trading days between put notices. The agreement requires the Company to issue 3% of the total credit line, or $150,000, in common stock with an issue price equal to the average of the daily volume weighted average prices of the Company’s common stock during the five business days immediately preceding the due date of the issuance.

On September 11, 2015, the Company issued 2,500,000 Series A Convertible Preferred Stock to officers/directors of the Company for services rendered.

Unless otherwise noted, the above referenced securities qualify for exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, based on the following: (a) each of the persons to whom the shares of common stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor” as  defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares,(c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 17, 2010.
3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 17, 2010.
3.3*	Certificate of Amendment, filed with the State of Nevada on May 14, 2015
3.4*	Certificate of Amendment, filed with the State of Nevada on July 28, 2015
3.5*	Certificate of Designation, filed with the State of Nevada on September 11, 2015
3.6**	Certificate of Amendment, filed with State of Nevada on September 25, 2015
5.1***	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
10.1*	Equity Purchase Agreement, dated August 6, 2015, by and between the Company and GHS.
10.2*	Amendment No. 1 to Equity Purchase Agreement
10.3*	Registration Rights Agreement dated August 6, 2015, by and between the Company and GHS
23.1 **	Consent of Sadler, Gibb & Associates, LLC
23.2 ***	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (included in Exhibit 5.1).

*	Filed with the Securities and Exchange Commission on September 18, 2015 with the Securities and Exchange Commission as an Exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference.

**	Filed herewith
***	To be filed by Amendment

45

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

46

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

47

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sacramento, State of California, on December 16, 2015.

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Date: December 16, 2015	By:	/s/ Devon Jones
Devon Jones
Chief Executive Officer
(Principal Executive Officer)

Date: December 16, 2015	By:	/s/ Philip Kirkland
Philip Kirkland
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Devon Jones	Chief Executive Officer and Director	December 16, 2015
Devon Jones	(Principal Executive Officer)

/s/ David D. Singer	President and Director	December 16, 2015
David D. Singer

/s/ Philip Kirkland	Chief Financial Officer, Chief Operating Officer and Director	December 16, 2015
Philip Kirkland	(Principal Financial and Accounting Officer)

48